EXHIBIT (10)-27

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                             BRIDGE CREDIT AGREEMENT


                                  by and among


                            HEALTHSOUTH CORPORATION,
                                  as Borrower,


                       NATIONSBANK, NATIONAL ASSOCIATION,
                                    as Agent


                                       and


                   THE LENDERS PARTY HERETO FROM TIME TO TIME


                                October 22, 1997


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



                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                              Definitions and Terms

1.1.     Definitions...........................................................2
1.2.     Rules of Interpretation..............................................25
1.3.     Types of Loans.......................................................26

                                   ARTICLE II

                                    The Loans

2.1.     Bridge Loans.........................................................27
2.2.     Payment of Interest..................................................29
2.3.     Payment of Principal.................................................29
2.4.     Non-Conforming Payments..............................................29
2.5.     Notes................................................................30
2.6.     Pro Rata Payments....................................................30
2.7.     Reductions...........................................................30
2.8.     Conversions and Elections of Subsequent Interest Periods.............31
2.9.     Unused Fees..........................................................32
2.10.    Deficiency Advances..................................................32
2.11.    Use of Proceeds......................................................33

                                   ARTICLE III

                                Letters of Credit

3.1.     Letters of Credit....................................................34
3.2.     Reimbursement........................................................34
3.3.     Letter of Credit Facility Fees.......................................37
3.4.     Administrative Fees..................................................38

                                   ARTICLE IV

               Termination of Eurodollar Rate and Yield Protection

4.1.     Suspension of Loans..................................................39
4.2.     Compensation.........................................................40
4.3.     Taxes................................................................40

                                    ARTICLE V

            Conditions to Making Loans and Issuing Letters of Credit

5.1.     Conditions of Initial Advance........................................43
5.2.     Conditions of Loans and Letters of Credit............................44

                                   ARTICLE VI

                         Representations and Warranties

6.1.     Organization and Authority...........................................47
6.2.     Loan Documents.......................................................47
6.3.     Solvency.............................................................48
6.4.     Subsidiaries.........................................................48
6.5.     Ownership Interests..................................................48
6.6.     Financial Condition..................................................48
6.7.     Title to Properties..................................................49
6.8.     Taxes................................................................49
6.9.     Other Agreements.....................................................49
6.10.    Litigation...........................................................50
6.11.    Margin Stock.........................................................50
6.12.    Investment Company...................................................50
6.13.    Patents, Etc.........................................................51
6.14.    No Untrue Statement..................................................51
6.15.    No Consents, Etc.....................................................51
6.16.    ERISA Requirement....................................................51
6.17.    No Default...........................................................51
6.18.    Hazardous Materials..................................................51
6.19.    Employment Matters...................................................52
6.20.    RICO.................................................................52
6.21.    Reimbursement from Third Party Payors................................52
6.22.    Representations and Warranties from the Related Acquisition

         Transaction Documents................................................52

                                   ARTICLE VII

                              Affirmative Covenants

7.1.     Financial Statements, Reports, Etc...................................53
7.2.     Maintain Properties..................................................54
7.3.     Existence, Qualification, Etc........................................54
7.4.     Regulations and Taxes................................................55
7.5.     Insurance............................................................55
7.6.     True Books...........................................................55
7.7.     Right of Inspection..................................................55

7.8.     Observe all Laws.....................................................55
7.9.     Governmental Licenses................................................55
7.10.    Covenants Extending to Other Persons.................................56
7.11.    Officer's Knowledge of Default.......................................56
7.12.    Suits or Other Proceedings...........................................56
7.13.    Notice of Discharge of Hazardous Material or Environmental Complaint.56
7.14.    Environmental Compliance.............................................56
7.15.    Continuation of Current Business.....................................57
7.16.    Management Contracts.................................................57

                                  ARTICLE VIII

                               Negative Covenants

8.1.     Financial Covenants..................................................58
8.2.     Investments and Loans................................................58
8.3.     Indebtedness.........................................................58
8.4.     Existing Facility....................................................59
8.5.     Consolidation or Merger..............................................59
8.6.     Liens................................................................59
8.7.     Dividends and Distributions..........................................59
8.8.     Acquisitions.........................................................59
8.9.     Restricted Payments..................................................59
8.10.    Compliance with ERISA................................................59
8.11.    Fiscal Year..........................................................60
8.12.    Dissolution, etc.....................................................60

                                   ARTICLE IX

                       Events of Default and Acceleration

9.1.     Events of Default....................................................61
9.2.     Agent to Act.........................................................63
9.3.     Cumulative Rights....................................................63
9.4.     No Waiver............................................................64
9.5.     Allocation of Proceeds...............................................64

                                    ARTICLE X

                                    The Agent

10.1.    Appointment..........................................................65
10.2.    Attorneys-in-fact....................................................65
10.3.    Limitation on Liability..............................................65
10.4.    Reliance.............................................................65
10.5.    Notice of Default....................................................66

10.6.    No Representations...................................................66
10.7.    Indemnification......................................................66
10.8.    Lender...............................................................67
10.9.    Resignation..........................................................67
10.10.   Sharing of Payments, etc.............................................67
10.11.   Fees.................................................................68
10.12.   Independent Agreements...............................................68

                                   ARTICLE XI

                                  Miscellaneous

11.1.    Assignments and Participations.......................................69
11.2.    Notices..............................................................70
11.3.    No Waiver............................................................71
11.4.    Setoff...............................................................72
11.5.    Survival.............................................................72
11.6.    Expenses.............................................................72
11.7.    Amendments...........................................................73
11.8.    Counterparts.........................................................74
11.9.    Waivers by Borrower..................................................74
11.10.   Termination..........................................................74
11.11.   Governing Law........................................................75
11.12.   Indemnification......................................................75
11.13.   Agreement Controls...................................................76
11.14.   Integration..........................................................76
11.15.   Successors and Assigns...............................................76
11.16.   Severability.........................................................76
11.17.   Usury Savings Clause.................................................76

EXHIBIT A              Applicable Commitment Percentages.....................A-1
EXHIBIT B              Form of Assignment and Acceptance.....................B-1
EXHIBIT C              Notice of Appointment (or Revocation) of Authorized
                       Representative........................................C-1

EXHIBIT D              Form of Borrowing Notice..............................D-1
EXHIBIT E              Form of Interest Rate Selection Notice................E-1
EXHIBIT F              Form of Bridge Note...................................F-1
EXHIBIT G              Investments...........................................G-1
EXHIBIT H              Form of Opinion of Borrower's Counsel.................H-1
EXHIBIT I              Compliance Certificate................................I-1
EXHIBIT J              Executive Officers....................................J-1


Schedule 1.1           Closing Date Prepayable Debt
Schedule 6.4           Subsidiaries
Schedule 6.19          Employment Matters

Schedule 8.3           Existing Subsidiary Indebtedness

                             BRIDGE CREDIT AGREEMENT

     THIS BRIDGE CREDIT AGREEMENT dated as of October 22, 1997 (this "Agreement") is entered into by and among HEALTHSOUTH CORPORATION, a Delaware corporation (the "Borrower"), the Lenders signatories hereto (the "Lenders") and NATIONSBANK, N.A., a national banking association, as agent for the Lenders (the "Agent").

                                    RECITAL:

     The Borrower has requested that the Lenders make bridge loans of up to $1,250,000,000 to the Borrower, the proceeds of which shall be used (i) to repay existing short-term indebtedness owed to NationsBank, National Association, (ii) to purchase ASC Network Corporation, (iii) to repay existing indebtedness of Horizon/CMS Healthcare Corporation, Borrower's Subsidiary, and (iv) for other general corporate purposes and the Lenders have agreed to make such loans available to the Borrower on the following terms and conditions:

                                  ARTICLE XXIV

                              Definitions and Terms

     24.1. Definitions. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

          "Acquisition" means the acquisition, whether with cash, property, stock or promise to pay, of all or a portion of a Person or a Facility or Facilities of a Person, permitted under Section 8.8; provided such Person or Facilities is in substantially the same line of business engaged in by Borrower or its Consolidated Entities.

          "Actual/360 Basis" shall mean a method of computing interest or other charges hereunder on the basis of an assumed year of 360 days for actual number of days elapsed, meaning that interest or other charges accrued for each day will be computed by multiplying the rate applicable on that day by the unpaid principal balance (or other relevant sum) on that day and dividing the result by 360.

          "Advance" means a borrowing under the Bridge Facility consisting of the aggregate principal amount of a Bridge Loan.

          "Affiliate" of any specified Person means any other Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person; or
     (ii) which beneficially owns or holds 5% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of such specified Person; or 5% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

          "Applicable Commitment Percentage" means, with respect to each Lender, that portion of the Total Bridge Commitment allocable to such Lender (a) with respect to Lenders as of the Closing Date, as set forth on Exhibit A, and (b) with respect to any Person who becomes a Lender thereafter, as reflected in each Assignment and Acceptance to which such Lender is a party assignee; provided that the Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 11.1.

          "Applicable Margin" means that number of basis points per annum set forth below determined based upon the more favorable of either (i) the highest Rating of outstanding senior unsecured Indebtedness of the Borrower from time to time or (ii) the ratio of Consolidated EBITDA to Consolidated Interest Expense for the Four-Quarter Period most recently ended as specified below:




                  Ratio of Consolidated              Rating              Applicable
         EBITDA to Consolidated Interest         S&P or Moody's            Margin

         a) Greater than 7.50 to 1.00                  A-                 A3   25 b.p.

         b) Equal to or Less than 7.50
            to 1.00 but Greater than
            6.50 to 1.00                               BBB+               Baa1 30

         c) Equal to or Less than 6.50
            to 1.00 but Greater than
            5.50 to 1.00                               BBB                Baa2 35

         d) Equal to or Less than 5.50
            to 1.00 but Greater than
            4.50 to 1.00                               BBB-               Baa3 45

         e) Equal to or Less than 4.50
            to 1.00 but Greater than
            3.50 to 1.00                               BB+                Ba1  55

         f) Equal to or Less than 3.50
            to 1.00 but Greater than
            3.00 to 1.00                               BB                 Ba2  62.5

         g) Equal to or Less than 3.00
            to 1.00 but Greater than           BB-     Ba3
            2.50 to 1.00                               or Lower           75

         The Applicable Margin shall be established in the case of a Rating from time to time based upon the Rating then in effect and, in the case of the ratio, at the end of each fiscal quarter of the Borrower (the "Ratio Determination Date"). Any change in the Applicable Margin following each Ratio Determination Date shall be determined based upon the computations set forth in the Compliance Certificate, subject to review and approval of such computations by the Agent, and shall be effective commencing on the date following the date such certificate is received until the date following the date on which a new Compliance Certificate is delivered or is required to be delivered, whichever shall first occur; provided however, if the Borrower shall fail to deliver any such certificate within the time period required by Section 7.1, then the Applicable Margin shall be 2% until the appropriate certificate is so delivered. From the Closing Date to the first Ratio Determination Date, the Applicable Margin shall be 25 basis points.

               "Applicable Unused Fee" means that number of basis points per annum set forth below, which shall be determined based upon the more favorable of either (i) the highest Rating of outstanding senior unsecured Indebtedness of the Borrower from time to time or (ii) the ratio of Consolidated EBITDA to Consolidated Interest Expense for the Four- Quarter Period most recently ended as specified below:

                  Ratio of Consolidated          Rating
         EBITDA to Consolidated Interest       S&P or Moody's       Applicable Unused Fees

         a) Greater than 7.50 to 1.00           A-    A3                      9 b.p.

         b) Equal to or Less than 7.50
            to 1.00 but Greater than
            6.50 to 1.00                        BBB+  Baa1                      10

         c) Equal to or Less than 6.50
            to 1.00 but Greater than
            5.50 to 1.00                        BBB   Baa2                      12.5

         d) Equal to or Less than 5.50
            to 1.00 but Greater than
            4.50 to 1.00                        BBB-  Baa3                      15

         e) Equal to or Less than 4.50
            to 1.00 but Greater than
            3.50 to 1.00                        BB+   Ba1                       17.5

         f) Equal to or Less than 3.50
            to 1.00 but Greater than
            3.00 to 1.00                        BB    Ba2                       20

         g) Equal to or Less than 3.00
            to 1.00 but Greater than            BB-   Ba3
            2.50 to 1.00                          or Lower                      25


          The Applicable Unused Fee shall be established in the case of a Rating from time to time based upon the Rating then in effect, and in the case of the ratio, at the end of each fiscal quarter of the Borrower (the "Ratio Determination Date"). Any change in the Applicable Unused Fee following each Ratio Determination Date shall be determined based upon the computations set forth in the Compliance Certificate, subject to review and approval of such computations by the Agent and shall be effective commencing on the date following the date such certificate is received until the date following the date on which a new Compliance Certificate is delivered or is required to be delivered, whichever shall first occur; provided however, if the Borrower shall fail to deliver any such certificate within the time period required by Section 7.1, then the Applicable Unused Fee shall be 2%. From the Closing Date to the first Ratio Determination Date, the Applicable Unused Fee shall be 9 basis points on the Bridge Facility.

               "Applications and Agreements for Letters of Credit" means, collectively, the Applications and Agreements for Letters of Credit, or similar documentation, executed by the Borrower from time to time and delivered to the Issuing Bank to support the issuance of Letters of Credit.

          "ASC" means ASC Network Corporation, a Delaware corporation.

          "Assignment and Acceptance" shall mean an Assignment and Acceptance in the form of Exhibit B (with blanks appropriately filled in) delivered to the Agent in connection with an assignment of a Lender's interest under this Agreement pursuant to Section 11.1.

          "Authorized Representative" means any of the Executive Officers of the Borrower or, with respect to financial matters, the Treasurer or the chief financial officer of the Borrower, or any other Person expressly designated by the Board of Directors of the Borrower (or the appropriate committee thereof) as an Authorized Representative of the Borrower, as set forth from time to time in a certificate in the form of Exhibit C.

          "Base Rate" means the per annum rate of interest equal to the greater of (i) the Prime Rate or (ii) the Federal Funds Effective Rate plus one-half of one percent (1/2%). Any change in the Base Rate resulting from a change in the Prime Rate or the Federal Funds Effective Rate shall become effective as of 12:01 A.M. of the Business Day on which each such change occurs. The Base Rate is a reference rate used by the Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

          "Base Rate Loan" means a Loan for which the rate of interest is determined by reference to the Base Rate.

          "Base Rate Refunding Loan" means an Advance under the Bridge Facility which bears interest at a Base Rate made to satisfy Reimbursement Obligations arising from a drawing under a Letter of Credit.

          "Base Rate Segment" means a Segment bearing interest or to bear interest at the Base Rate.

          "Board" means the Board of Governors of the Federal Reserve System (or any successor body).

          "Borrowing Notice" means the notice delivered by an Authorized Representative in connection with an Advance under the Bridge Facility, in the form of Exhibit D.

          "Bridge Commitment" means, with respect to each Lender, the obligation of such Lender to make Bridge Loans to the Borrower in a principal amount equal to such Lender's Applicable Commitment Percentage of the Total Bridge Commitment.

          "Bridge Facility" means the facility described in Section 2.1(a) providing for Bridge Loans to the Borrower by the Lenders in the original principal amount of the Total Bridge Commitment.

          "Bridge Loan" means a loan made pursuant to the Bridge Facility in accordance with Section 2.1(a).

          "Bridge Notes" means, collectively, the promissory notes of the Borrower evidencing Bridge Loans executed and delivered to the Lenders as provided in Section 2.5 substantially in the form of Exhibit F, with appropriate insertions as to amounts, dates and names of Lenders.

          "Bridge Outstandings" means, as of any date of determination, the aggregate principal amount of Bridge Loans then outstanding and all interest accrued thereon.

          "Bridge  Termination  Date" means (i) the Stated  Termination  Date or
     (ii) such earlier date of termination of Lenders' obligations as may be determined pursuant to Section 9.1 upon the occurrence of an Event of Default, or (iii) such date as the Borrower may voluntarily and permanently terminate the Bridge Facility by payment in full of all Bridge Outstandings and Letter of Credit Outstandings.

          "Business Day" means, (i) except in the case of a Eurodollar Loan, any day which is not a Saturday, Sunday or a day on which banks in the States of New York and North Carolina are authorized or obligated by law, executive order or governmental decree to be closed and, (ii) with respect to any Eurodollar Rate Loan, any day which is a Business Day, as described above, and on which the relevant international financial markets are open for the transaction of business contemplated by this Agreement in London, England, New York, New York and Charlotte, North Carolina.

          "Capital Leases" means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof.

          "Capital Stock" of any Person means any and all shares, rights to purchase, warrants or options (whether or not currently exercisable), participation or other equivalents of or interest in (however designated) the equity (including without limitation common stock, preferred stock and partnership and joint venture interests) of such Person (excluding any debt securities that are convertible into, or exchangeable for, such equity).

          "Change of Control" means, at any time:

               (i) any "person" or "group" (each as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), who are not as of the Closing Date owners of one percent (1%) or more of the Voting Stock of the Borrower, either (A) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of Voting Stock of the Borrower (or securities convertible into or exchangeable for such Voting Stock) representing 15% or more of the combined voting power of all Voting Stock of the Borrower (on a fully diluted basis) or (B) otherwise has the ability, directly or indirectly, to elect a majority of the board of directors of the Borrower;

          (ii) during any period of up to 24 consecutive months, commencing on the Closing Date, individuals who at the beginning of such period were directors of the Borrower shall cease for any reason (other than the death, disability or retirement of an officer of the Borrower that is serving as a director at such time so long as another officer of the Borrower replaces such Person as a director) to constitute a majority of the board of directors of the Borrower; or

          (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition, of the power to exercise, directly or indirectly, a controlling influence on the management or policies of the Borrower.

     "Closing Date" means the date as of which this Agreement is executed by the Borrower, the Lenders and the Agent and on which the conditions set forth in
Section 5.1 have been satisfied.

     "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

     "Common Stock" means the common stock, par value $.01 per share, of the Borrower.

     "Compliance  Certificate" shall have the meaning attributed to that term in
Section 7.1(c).

     "Consistent Basis" in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Borrower referred to in Section 6.6(a).

     "Consolidated Amortization Expense" of the Borrower for any period means the amortization expense of the Borrower and its Consolidated Entities for such period (to the extent included in the computation of Consolidated Net Income), determined on a consolidated basis in accordance with GAAP.

     "Consolidated Depreciation Expense" of the Borrower means the depreciation expense of the Borrower and its Consolidated Entities for such period (to the extent included in the computation of Consolidated Net Income of the Borrower), determined on a consolidated basis in accordance with GAAP.

     "Consolidated EBITDA" means, with respect to the Borrower and its Consolidated Entities for any Four-Quarter Period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) Consolidated Income Tax Expense, (iv) Consolidated Amortization Expense, (v) Consolidated Depreciation Expense and (vi) the minority interest of any Person or Persons in Consolidated Entities, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

     "Consolidated Entity" shall mean any Person whose financial statements are appropriately consolidated with the Borrower's financial statements under GAAP.

     "Consolidated Indebtedness" means all Indebtedness of the Borrower and its Consolidated Entities, all determined on a consolidated basis.

     "Consolidated Interest Expense" means, with respect to any Four-Quarter Period ending on the date of computation thereof, the gross interest expense of the Borrower and its Consolidated Entities, including without limitation (i) the current amortized portion of debt discounts to the extent included in gross interest expense, (ii) the current amortized portion of all fees (including fees payable in respect of any Rate Hedging Obligation) payable in connection with the incurrence of Indebtedness to the extent included in gross interest expense,
(iii) the portion of any payments made in connection with Capital Leases allocable to interest expense, and (iv) lease payments, other than the
Headquarters Obligations, made pursuant to the Headquarters Lease, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

     "Consolidated Net Income" of the Borrower for any period means the net income (or loss) of the Borrower and its Consolidated Entities for such period determined on a consolidated basis in accordance with GAAP, without giving effect to dividends on any series of preferred stock of any Consolidated Entity, whether or not in cash, to the extent such consolidated net income was reduced thereby; provided that there shall be excluded from such net income (for all purposes, other than compliance with Section 8.1(a), to the extent otherwise included therein), without duplication, (i) the net income of any Person (other than a Consolidated Entity) to the extent that any such income has not actually been received by the Borrower or a Consolidated Entity in the form of dividends or similar distributions during such period, but including, in any event, net income of any Person who becomes a Consolidated Entity whose Acquisition is accounted for on a "pooling of interests" basis; (ii) except to the extent includable in the consolidated net income of the Borrower or a Consolidated Entity pursuant to the foregoing clause (i), the net income of any Person that accrued prior to the date that (a) such Person becomes a Consolidated Entity or is merged into or consolidated with a Consolidated Entity or (b) the assets of such Person are acquired by the Borrower or a Consolidated Entity; (iii) the net income of any Consolidated Entity to the extent that the declaration or payment of dividends or similar distributions by such Consolidated Entity of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Consolidated Entity during such period; (iv) any gain (or loss), together with any related provisions for taxes on any such gain, realized during such period by the Borrower or its Consolidated Entities upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Borrower or its Consolidated Entities or (b) any asset sale by the referent person or any of its Subsidiaries; (v) any extraordinary gain (or extraordinary loss), together with any related provision for taxes or tax benefit resulting from any such extraordinary gain or loss, realized by the Borrower or its Consolidated Entities during such period; and (vi) in the case of a successor to any Person by consolidation, merger or transfer of its assets, any earnings of the successor prior to such merger, consolidation or transfer of assets; provided, further, however, that there shall be added back to net income non-recurring, non-cash expenses and cash transaction costs relating to professional fees arising in conjunction with an Acquisition provided such expenses do not exceed 10% of the Cost of Acquisition.

     "Consolidated Net Worth" of the Borrower as of any date means the Consolidated Stockholders' Equity (including any preferred stock that is classified as equity under GAAP, other than Disqualified Stock) of the Borrower and its Consolidated Entities (excluding any equity adjustment for foreign currency translation for any period subsequent to the Closing Date) on a consolidated basis at such date, as determined in accordance with GAAP, less all write-ups subsequent to the Closing Date in the book value of any asset owned by the Borrower or any of its Consolidated Entities.

     "Consolidated Stockholders' Equity" shall mean at any time as at which the amount thereof is to be determined, the sum of the following amounts in respect of the Borrower and the Consolidated Entities: (i) the par or stated value of all Capital Stock of the Borrower, (ii) retained earnings, (iii) additional paid in capital, (iv) capital surplus and (v) earned surplus minus treasury stock.

     "Consolidated Tangible Net Worth" means, as of any date on which the amount thereof is to be determined, Consolidated Stockholders' Equity minus (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) (i) all reserves (other than contingency reserves not allocated to any particular purpose), including without limitation reserves for depreciation, depletion, amortization, obsolescence, deferred income taxes, insurance and inventory valuation and (ii) the net book value of all assets which would be treated as intangible assets, such as (without limitation) goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), capitalized expenses, unamortized debt discount and expense, consignment inventory rights, patents, trademarks, trade names, copyrights, franchises and licenses, all as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

     "Consolidated Total Assets" means, as of any date on which the amount thereof is to be determined, the net book value of all assets of the Borrower and its Consolidated Entities as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

     "Consolidated Total Capital" means, as of any date on which the amount thereof is to be determined, the sum of Consolidated Indebtedness plus Consolidated Shareholders' Equity of the Borrower and its Consolidated Entities.

     "Contract Provider" means any Person who provides professional health care services under or pursuant to any contract with the Borrower or any Subsidiary.

     "Controlled Partnership" shall mean a general partnership of which the Borrower or a Subsidiary is a general partner (but not including Alabama World Football), or a limited partnership whose general partners include the Borrower or a Subsidiary (but not including Vanderbilt), or a limited liability company whose members include the Borrower or a Subsidiary or another Controlled Partnership, which partnership, whether general or limited, or limited liability company has assets with a value in excess of $2,000.00, and with respect to which partnership or limited liability company the Borrower or a Subsidiary is entitled to receive not less than 50% of any distributions of cash made to the partners or members thereof, other than any preferred cash distribution arrangement in existence at the Closing Date or approved by the Required Lenders in writing, or which is otherwise a Consolidated Entity.

     "Cost of Acquisition" means, in respect of any Acquisition, the sum of (i) the amount of cash paid by the Borrower and its Consolidated Entities in connection with such Acquisition, (ii) the Fair Market Value of all Capital Stock or other ownership interests of the Borrower or any Consolidated Entity issued or given in connection with such Acquisition, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of all Indebtedness incurred, assumed or acquired in connection with such Acquisition, (iv) all additional purchase price amounts in the form of earnouts and other contingent obligations that should be recorded on the financial statements of the Borrower and its Consolidated Entities in connection with Generally Accepted Accounting Principles, (v) all amounts paid in respect of covenants not to compete, consulting agreements and other affiliated contracts in connection with such Acquisition and (vi) the aggregate fair market value of all other consideration given by the Borrower and its Consolidated Entities in connection with such Acquisition.

     "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default.

     "Default Rate" means (i) with respect to each Eurodollar Rate Loan and Eurodollar Rate Segment, until the end of the Interest Period applicable thereto, a rate of two percent (2%) plus the Eurodollar Rate applicable to such Loan or Segment, and thereafter at a rate of interest per annum which shall be two percent (2%) plus the Base Rate, (ii) with respect to Base Rate Loans and Base Rate Segments, at a rate of interest per annum which shall be two percent (2%) plus the Base Rate and (iii) in any case, the maximum rate permitted by applicable law, if lower.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Bridge Termination Date.

     "Dollars" and the symbol "$" mean dollars constituting legal tender for the payment of public and private debts in the United States of America.

     "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (i) is maintained for employees of the Borrower or any of its ERISA Affiliates or is assumed by the Borrower or any of its ERISA Affiliates in connection with any Acquisition or (ii) has at any time been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

     "Environmental Laws" means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other "Superfund" or "Superlien" law or any other federal, or applicable state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any Hazardous Material.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

     "ERISA Affiliate", as applied to the Borrower, means any Person or trade or business which is a member of a group which is under common control with the Borrower, who together with the Borrower, is treated as a single employer within the meaning of Section 414(b) and (c) of the Code.

     "Eurodollar Rate" means the interest rate per annum calculated according to the following formula:

                 Eurodollar =     Interbank Offered Rate        +    Applicable
                                  _______________________
                     Rate   1- Eurodollar Reserve Percentage      Margin

     "Eurodollar Rate Loan" means a Loan or Segment of a Loan for which the rate of interest is determined by reference to the Eurodollar Rate.

     "Eurodollar Rate Segment" means a Segment bearing interest or to bear interest at the Eurodollar Rate.

     "Eurodollar Reserve Percentage" means, for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D or any successor regulation, as the maximum reserve requirement (including any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined), whether or not the Agent or any Lender has any Eurocurrency liabilities subject to such requirements, without benefits of credits or proration, exceptions or offsets that may be available from time to time to the Agent or any Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

     "Event  of  Default"  means  any of the  occurrences  set  forth as such in
Section 9.1.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

     "Executive Officer" means any Person who from time to time holds the offices with Borrower listed on Exhibit M.

     "Existing Availability" means that, at any point in time, there shall be available to the Borrower under the Existing Credit Agreement for borrowing or issuance of letters of credit an amount of $5,000,000 or more.

     "Existing Credit Agreement" means the Third Amended and Restated Credit Agreement dated April 18, 1996 among the Borrower, NationsBank, National Association, as Agent and the lenders party thereto from time to time, as amended, modified or supplemented.

     "Facility" shall mean an inpatient or outpatient rehabilitation facility, certified outpatient rehabilitation facility, skilled nursing facility, specialty medical center, specialty orthopedic hospital or acute care hospital, subacute inpatient facility, transitional living center, medical office building, outpatient surgery center or outpatient diagnostic center with all buildings and improvements associated therewith, that is owned or leased, in whole or part, by the Borrower or a Subsidiary or any partnership controlled directly or indirectly by the Borrower.

     "Fair Market Value" shall mean, with respect to any capital stock or other ownership interests issued or given by the Borrower or any Consolidated Entity in connection with an Acquisition, (i) in the case of capital stock that is Common Stock and such Common Stock is then designated as a national market system security by the National Association of Securities Dealers, Inc. ("NASD") or is listed on a national securities exchange, the average of the last reported bid and ask quotations or prices reported thereon for Common Stock or such other value as may be ascribed to the Common Stock in a definitive merger or acquisition agreement provided such value is determined according to customary methods for like transactions and is approved (to the extent required by Borrower's charter or bylaws) by the Borrower's Board of Directors or (ii) in the case of capital stock that is not Common Stock or in the event that Common Stock is not so designated by NASD or listed on such national exchange, or in the case of any other ownership interests, the determination of the fair market value thereof in good faith by a majority of disinterested members of the board of directors of the Borrower or such Consolidated Entity, in each case effective as of the close of business on the Business Day immediately preceding the closing date of such Acquisition.

     "Federal Funds Effective Rate" means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate quoted to the Agent on such day on such transaction as determined by the Agent.

     "Fiscal Year" means, with respect to the Borrower, the twelve month fiscal period of the Borrower commencing on January 1 of each calendar year and ending on December 31 of each calendar year, or with respect to Horizon, the twelve month fiscal period of Horizon commencing on June 1 of each calendar year and ending on May 31 of the next succeeding calendar year.

     "Four-Quarter Period" means a period of four full consecutive fiscal quarters of the Borrower and its Subsidiaries, taken together as one accounting period.

     "GAAP" or "Generally Accepted Accounting Principles" means generally accepted accounting principles, being those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report.

     "Governmental Authority" shall mean any Federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

     "Guaranteed Obligations" of any person shall mean all guaranties (including guaranties of guaranties and guaranties of dividends and other monetary obligations), endorsements, assumptions and other contingent obligations with respect to, or to purchase or to otherwise pay or acquire, Indebtedness of others; provided, however, that such term shall not include obligations under leases and other contracts initially incurred directly by another Person and subsequently directly assumed by the Person in question, but such term shall include obligations that, if the same had been initially incurred directly by the Person in question, would have constituted Guaranteed Obligations.

     "Hazardous Material" means and includes any hazardous, toxic or dangerous waste, substance or material, the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law.

     "HCFA" means the United States Health Care Financing Administration and any successor thereto.

     "Headquarters Lease" means the Lease Agreement between HEALTHSOUTH Holdings, Inc., as Lessee, and First Security Bank of Utah, N.A., as Lessor, dated as of November 16, 1995 providing for the lease to HEALTHSOUTH Holdings, Inc. of the land and improvements thereon located on the property described therein, as such Lease Agreement may be amended, modified, supplemented or restated in its entirety from time to time.

     "Headquarters Obligations" means all of the Holder Advances and Loans, as each such term is defined in the Participation Agreement.

     "Horizon" means Horizon/CMS Healthcare Corporation, a Delaware corporation.

     "Indebtedness" of any Person at any date means, without duplication: (i) all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof); (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations (contingent or otherwise) of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto); (iv) all obligations of such Person with respect to Rate Hedging Obligations (other than those that fix the interest rate on variable rate indebtedness otherwise permitted hereunder or that protect the Borrower and or its Consolidated Entities against changes in foreign exchange rates); (v) obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business; (vi) all Capitalized Lease Obligations of such Person; (vii) all indebtedness of others secured by a Lien on any assets of such Person, whether or not such indebtedness is assumed by such Person; (viii) all Guaranteed Obligations; (ix) the Headquarters Obligations; and (x) all obligations of a like nature to those described in clauses (i) through (ix) above of a partnership of which such Person is a general partner. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (vii), the amount of the Indebtedness secured.

     "Interbank Offered Rate" means, with respect to any Eurodollar Rate Loan or Eurodollar Rate Segment or Eurodollar Market Loans for the Interest Period applicable thereto, the average (rounded upward to the nearest one-sixteenth (1/16) of one percent) per annum rate of interest determined by the Agent (each such determination to be conclusive and binding absent manifest error) as of two Business Days prior to the first day of such Interest Period, as the effective rate at which deposits in immediately available funds in Dollars are being, have been, or would be offered or quoted by the Agent to major banks in the applicable interbank market for Eurodollar deposits at any time during the Business Day which is the second Business Day immediately preceding the first day of such Interest Period, for a term comparable to such Interest Period and in the amount of such Eurodollar Rate Loan or Eurodollar Rate Segment or Eurodollar Market Loan. If no such offers or quotes are generally available for such amount, then the Agent shall be entitled to determine the Eurodollar Rate by estimating in its reasonable judgment the per annum rate (as described above) that would be applicable if such quote or offers were generally available.

     "Interest Period" shall mean with respect to any Eurodollar Rate Loan, each period commencing on the date such Eurodollar Rate Loan is made or converted from a Loan of another Type or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in Section 2.2, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) if any Interest Period for any Eurodollar Rate Loan would otherwise end after the Bridge Termination Date, such Interest Period shall end on the Bridge Termination Date; (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for a Eurodollar Rate Loan, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) notwithstanding clauses (i) and (ii) above, no Interest Period for any Loan shall have a duration of less than one month (in the case of a Eurodollar Rate
Loan) and, if the Interest Period for any Eurodollar Rate Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

     "Interest Rate Selection Notice" means the written notice delivered by an Authorized Representative in connection with the election of a subsequent Interest Period for any Eurodollar Rate Loan or Eurodollar Rate Segment or the conversion of any Eurodollar Rate Loan or Eurodollar Rate Segment into a Base Rate Loan or Base Rate Segment or the conversion of any Base Rate Loan or Base Rate Segment into a Eurodollar Rate Loan or Eurodollar Rate Segment, in the form of Exhibit E.

     "Issuing  Bank"  means  NationsBank  as issuer of Letters  of Credit  under
Article III.

     "LC Account Agreement" means the LC Account Agreement dated as of the date hereof between the Borrower and the Issuing Bank, as amended, modified or supplemented from time to time.

     "Lending Office" means, as to each Lender and for each Type of Loan, the Lending Office of such Lender (or an Affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or in an Assignment and Acceptance or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to an Authorized Representative and the Agent as the office by which its Loans are to be made and maintained.

     "Letter of Credit" means a standby letter of credit issued by the Issuing Bank pursuant to Article IV for the account of the Borrower in favor of a Person advancing credit or securing an obligation on behalf of the Borrower.

     "Letter of Credit Commitment" means, with respect to each Lender, the obligation of such Lender to acquire Participations in respect of Letters of Credit and Reimbursement Obligations up to an aggregate amount at any one time outstanding equal to such Lender's

Applicable Commitment Percentage of the Total Letter of Credit Commitment as the same may be increased or decreased from time to time pursuant to this Agreement.

     "Letter of Credit Facility" means the facility described in Article III providing for the issuance by the Issuing Bank for the account of the Borrower of Letters of Credit in an aggregate stated amount at any time outstanding not exceeding, together with all Reimbursement Obligations, the Total Letter of Credit Commitment.

     "Letter of Credit Outstandings" means, as of any date of determination, the
aggregate   amount   remaining   undrawn   under  all  Letters  of  Credit  plus
Reimbursement Obligations then outstanding.

     "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Borrower and any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

     "Line of Business" means, with respect to the Borrower and its Subsidiaries, any separate and distinguishable type of business carried on by the Borrower or its Subsidiaries, including (but not limited to) long-term care, institutional pharmacy services, physician placement and contract therapy services.

     "Loan" or "Loans" means any Bridge Loans and all extensions and renewals thereof.

     "Loan Documents" means this Agreement, the Notes, the LC Account Agreement, the Applications and Agreements for Letter of Credit and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of any Lender or the Agent in connection with the Loans made, Letters of Credit issued and transactions contemplated under this Agreement, as the same may be amended, supplemented or replaced from time to time.

     "Material Adverse Effect" means a material adverse effect on (i) the business, properties, operations or condition, financial or otherwise, of the Borrower and its Consolidated Entities, taken as a whole, (ii) the ability of the Borrower to pay or perform its obligations, liabilities and indebtedness under the Loan Documents as such payment or performance becomes due in accordance with the terms thereof, or (iii) the rights, powers and remedies of the Agent or any Lender under any Loan Document or the validity, legality or enforceability thereof (including for purposes of clauses (ii) and (iii) the imposition of burdensome conditions thereon).

     "Material Group" shall mean, at any time, any group, whether one or more, or combination of Consolidated Entities (a) whose assets, in the aggregate, constitute 5% or more of the assets of the Borrower and the Consolidated Entities on a consolidated basis or (b) whose net revenues, in the aggregate, constitute 5% or more of the net revenues of the Borrower and the Consolidated Entities on a consolidated basis.

     "Medicaid Certification" means certification by HCFA or a state agency or entity under contract with HCFA that a health care operation is in compliance with all the conditions of participation set forth in the Medicaid Regulations.

     "Medicaid Provider Agreement" means an agreement entered into between a state agency or other entity administering the Medicaid program and a health care operation under which the health care operation agrees to provide services for Medicaid patients in accordance with the terms of the agreement and Medicaid Regulations.

     "Medicaid Regulations" means, collectively, (i) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting the medical assistance program established by Title XIX of the Social Security Act and any statutes succeeding thereto; (ii) all applicable provisions of all federal rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (i) above and all federal administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (i) above;
(iii) all state statutes and plans for medical assistance enacted in connection with the statutes and provisions described in clauses (i) and (ii) above; and
(iv) all applicable provisions of all rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (iii) above and all state administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (ii) above, in each case as may be amended, supplemented or otherwise modified from time to time.

     "Medicare Certification" means certification by HCFA or a state agency or entity under contract with HCFA that a health care operation is in compliance with all the conditions of participation set forth in the Medicare Regulations.

     "Medicare Provider Agreement" means an agreement entered into between a state agency or other entity administering the Medicare program and a health care operation under which the health care operation agrees to provide services for Medicare patients in accordance with the terms of the agreement and Medicare Regulations.

     "Medicare Regulations" means, collectively, all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act and any statutes succeeding thereto; together with all applicable provisions of all rules, regulations, manuals and orders and administrative, reimbursement and other guidelines having the force of law of all Governmental Authorities (including without limitation, Health and Human Services ("HHS"), HCFA, the Office of the Inspector General for HHS, or any Person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing having the force of law, as each may be amended, supplemented or otherwise modified from time to time.

     "Moody's" means Moody's Investors Service, Inc.

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) Fiscal Years.

     "NationsBank" means NationsBank, National Association.

     "Notes" means the Bridge Notes.

     "Obligations" means the obligations, liabilities and Indebtedness of the Borrower with respect to (i) the principal and interest on the Loans as evidenced by the Notes, (ii) the Reimbursement Obligations and otherwise in respect of the Letters of Credit, and (iii) the payment and performance of all other obligations, liabilities and Indebtedness of the Borrower to the Lenders or the Agent hereunder, under any one or more of the other Loan Documents or with respect to the Loans.

     "Participation"  means,  with respect to any Lender (other than the Issuing
Bank) and a Letter of Credit, the extension of credit represented by the participation of such Lender hereunder in the liability of the Issuing Bank in respect of a Letter of Credit issued by the Issuing Bank in accordance with the terms hereof.

     "Participation Agreement" means the Participation Agreement dated November 16, 1995 among HEALTHSOUTH Corporation, as Construction Agent, HEALTHSOUTH Holdings, Inc., as Lessee, First Security Bank of Utah, N.A., as Trustee, the Holders identified therein, the Lenders identified therein, and NationsBank, National Association, as Agent, as such Participation Agreement may be amended, modified, supplemented or restated in its entirety from time to time.

     "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

     "Pension Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (i) is maintained for employees of the Borrower or any of its ERISA Affiliates or is assumed by the Borrower or any of its ERISA Affiliates in connection with any Acquisition or (ii) has at any time been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

     "Permitted Encumbrances" shall mean:

     (1) liens for taxes, assessments and other governmental charges that are not delinquent or that are being contested in good faith by appropriate proceedings duly pursued;

     (2) mechanics', materialmen's, contractor's, landlord's or other similar liens arising in the ordinary course of business, securing obligations that are not delinquent or that are being contested in good faith by appropriate proceedings duly pursued;

     (3)  restrictions,   exceptions,   reservations,   easements,   conditions,
     limitations and other matters of record other than Liens that do not materially adversely affect the value or utility of the affected property;

     (4) Liens on assets securing Indebtedness the proceeds of which are used to acquire such assets;

     (5) Liens and other  matters  approved in writing by the Required  Lenders;
     and

     (6) Liens in favor of landlords, the amount secured by which landlords' Liens, in the aggregate, would not materially adversely affect the Borrower or a Material Group.

     "Permitted Investments" shall mean:

     (1) direct obligations of, or obligations the payment of which is guaranteed by, the United States of America or an interest in any trust or fund that invests solely in such obligations or repurchase agreements, properly secured, with respect to such obligations.

     (2) direct obligations of agencies or instrumentalities of the United States of America having a rating of A or higher by S&P or A2 or higher by Moody's;

     (3) a certificate of deposit issued by, or other interest-bearing deposits with, a bank having its principal place of business in the United States of America and having equity capital of not less than $250,000,000;

     (4) a certificate of deposit issued by, or other interest-bearing deposits with, any other bank organized under the laws of the United States of America or any state thereof, provided that such deposit is either (i) insured by the Federal Deposit Insurance Corporation or (ii) properly secured by such bank by pledging direct obligations of the United States of America having a market value not less than the face amount of such deposits;

     (5) the capital stock of and partnership interests in, and loans made by the Borrower to, Controlled Partnerships and Subsidiaries;

     (6) prime commercial paper maturing within 270 days of the acquisition thereof and, at the time of acquisition, having a rating of A-1 or higher by S&P, or P-1 or higher by Moody's;

     (7) eligible banker's acceptances, repurchase agreements and tax-exempt municipal bonds having a maturity of less than one year, in each case having a rating, or that is the full recourse obligation of a person whose senior debt is rated, A or higher by S&P or A2 or higher by Moody's;

     (8) loans made by the Borrower or a Consolidated Entity in an aggregate amount of $2,000,000 or less to employees of the Borrower or of a Consolidated Entity;

     (9) loans made by the Borrower or a Controlled Partnership in an aggregate amount of $1,000,000 or less to limited partners (or potential limited partners) of Controlled Partnerships for the purpose of enabling such limited partners to acquire limited partnership interests in Controlled Partnerships, to operate their practices or to restructure partnership interests;

     (10) loans in an aggregate amount of up to $20,000,000 made by the Borrower to the HEALTHSOUTH Employee Stock Benefit Plan;

     (11)  scholarship  loans made by the  Borrower in an  aggregate  amount not
     exceeding   $1,000,000  to   individuals   who  meet  certain   eligibility
     requirements as established by the Borrower from time to time;

     (12) up to 100% of the outstanding shares of stock of Caretenders Healthcorp (formerly known as Senior Services, Inc.) provided that aggregate costs incurred to purchase such shares shall not exceed $12,000,000;

     (13) other investments of less than $5,000,000 in the aggregate expressly approved in writing by the Agent and investments of $5,000,000 or greater expressly approved in writing by the Required Lenders;

     (14) any other investment having a rating of A or higher or A-1 or higher by S&P or A2 or higher or P-1 or higher by Moody's;

     (15) loans to health care practitioners and other persons not to exceed in the aggregate $5,000,000;

     (16)  investments  in  Acacia  Venture  Partners,  Wellmark,   HEALTHSMART,
     MedPartners and Austin Medical Office Building which in the aggregate do not exceed $5,000,000; and

     (17) additional investments existing on the Closing Date and described in Exhibit H.

     "Person" means an individual, partnership, corporation, limited liability company, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

     "Prepayable   Debt"   means  the   Indebtedness   described   in   Schedule
1.1--Prepayable Debt.

     "Prime Rate" means the rate of interest per annum announced publicly by the Agent as its prime rate from time to time.

     "Principal Office" means the office of the Agent at NationsBank, National Association, Independence Center, 15th Floor, NC1 001-15-04, Charlotte, North Carolina 28255, Attention: Agency Services, or such other office and address as the Agent may from time to time designate.

     "Pro Forma Historical Statements" means (i) the pro forma consolidated balance sheet as at March 31, 1997 and (ii) the pro forma consolidated income statements for Fiscal Year ended December 31, 1994, December 31, 1995 and December 31, 1996 prepared in accordance with GAAP by independent certified public accountants of national reputation, of the Borrower and its Subsidiaries, giving historical pro forma effect to the Related Acquisition, which shall be furnished to the Agent and the Lenders prior to the Closing Date.

     "Rate Hedging Obligations" means any and all obligations of the Borrower or any Consolidated Entity, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; and (ii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

     "Rating" means the rating of senior unsecured Indebtedness of the Borrower in effect at any time which rating is made by either of Moody's or S&P.

     "Registration Statement" means the Borrower's Registration Statement on Form S-4 Registration No. 33336419, as filed with the Securities and Exchange Commission on September 25, 1997, as amended, including all documents incorporated therein by reference.

     "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

     "Reimbursement Obligation" shall mean, at any time, the obligation of the Borrower with respect to any Letter of Credit to reimburse the Issuing Bank and the Lenders to the extent of their respective Participations (including by the receipt by the Issuing Bank of proceeds of Loans pursuant to Section 3.2) for amounts theretofore paid by the Issuing Bank pursuant to a drawing under such Letter of Credit.

     "Related Acquisition" means the acquisition by the Borrower of Horizon in accordance with the terms of the Related Acquisition Agreement, as such transaction is further described in the Registration Statement.

     "Related Acquisition Agreement" means that certain Plan and Agreement of Merger dated as of February 17, 1997 by and among the Borrower, Horizon and Reid Acquisition Corporation, and all schedules, annexes and exhibits thereto, as the same may be amended or supplemented in a manner acceptable to the Administrative Agent and the Required Lenders in their discretion.

     "Related Acquisition Transaction Documents" means the Related Acquisition Agreement and each document, agreement, instrument, opinion or certificate incorporated therein or delivered in connection therewith, including in each case all annexes, schedules and exhibits thereto, as any of the same may be amended or supplemented in a manner acceptable to the Agent and the Required Lenders in their discretion.

     "Required Lenders" means, as of any date, Lenders on such date having Credit Exposures (as defined below) aggregating at least 51% of the aggregate Credit Exposures of all the Lenders on such date. For purposes of the preceding sentence, the amount of the "Credit Exposure" of each Lender shall be equal to the aggregate principal amount of the Loans, owing to such Lender plus the aggregate unutilized amounts of such Lender's Bridge Commitment plus the amount of such Lender's Applicable Commitment Percentage of Letter of Credit Outstandings; provided that, if any Lender shall have failed to pay to the Issuing Bank its Applicable Commitment Percentage of any drawing under any Letter of Credit resulting in an outstanding Reimbursement Obligation, such Lender's Credit Exposure attributable to Letters of Credit and Reimbursement Obligations shall be deemed to be held by the Issuing Bank for purposes of this definition.

     "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Borrower or any of its Consolidated Entities (other than those payable or distributable solely to the Borrower) now or hereafter outstanding, except a dividend payable solely in shares of a class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Borrower or any of its Consolidated Entities (other than those payable or distributable solely to the Borrower) now or hereafter outstanding; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of the Borrower or any of its Consolidated Entities now or hereafter outstanding; and (d) any issuance and sale of capital stock of any Consolidated Entity of the Borrower (or any option, warrant or right to acquire such stock) other than to the Borrower.

     "S&P" means Standard & Poor's, a division of The McGraw Hill Companies.

     "Segment" means a portion of a Loan (or all thereof) with respect to which a particular interest rate is (or is proposed to be) applicable.

     "Short Term Credit Facility" means the short-term loan of $500,000,000 made by NationsBank, National Association to the Borrower evidenced by a promissory note dated September 25, 1997.

     "Single Employer Plan" means any employee pension benefit plan covered by Title IV of ERISA in respect of which the Borrower or any Subsidiary is an "employer" as described in Section 4001(b) of ERISA and which is not a Multiemployer Plan.

     "Solvent" means, when used with respect to any Person, that at the time of determination:

          (i) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including contingent obligations; and

          (ii) it is then able and expects to be able to pay its debts as they mature; and

          (iii) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

          "Stated Termination Date" means October 21, 1998.

          "Subordinated Debt" means any unsecured Indebtedness of the Borrower or any Consolidated Entity (other than inter-company Indebtedness) which is subordinated in right of payment in all respects to the Obligations in a manner reasonably acceptable to the Agent.

     "Subsidiary" means any corporation or other entity in which more than 50% of its outstanding voting stock or more than 50% of all equity interests is owned directly or indirectly by the Borrower and/or by one or more of the Borrower's Subsidiaries.

     "Swap Agreement" means one or more agreements between the Borrower and any Person with respect to Indebtedness evidenced by any or all of the Notes, on terms mutually acceptable to Borrower and such Person and approved by each of the Lenders, which agreements create Rate Hedging Obligations; provided, however, that no such approval of the Lenders shall be required to the extent such agreements are entered into between the Borrower and any Lender.

     "Termination Event" means: (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder (unless the notice requirement has been waived by applicable regulation); or (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA; or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or (iv) the institution of proceedings to terminate a Pension Plan by the PBGC; or (v) any other event or condition which would constitute grounds under
Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (vi) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan; or (vii) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA; or (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA, respectively; or (ix) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

     "Total Letter of Credit Commitment" means an amount not to exceed $50,000,000.

     "Total Bridge Commitment" means a principal amount equal to $1,250,000,000, as reduced from time to time in accordance with Section 2.1(a) and Section 2.7.

     "Type" shall have the meaning assigned to such term in Section 1.3.

     "Vanderbilt" shall mean Vanderbilt Stallworth Rehabilitation Hospital, L.P., the partners of which are the Borrower, Vanderbilt University and Vanderbilt Health Services.

     "Voting Stock" means shares of Capital Stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

     24.2. Rules of Interpretation.

          (a) All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with GAAP applied on a Consistent Basis.

          (b) The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

          (c) Except as otherwise expressly provided, references herein to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to this Agreement.

          (d) All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, as the context may require.

          (e) When used herein or in any other Loan Document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

          (f) References to "including" means including without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

          (g) All dates and times of day specified herein shall refer to such dates and times at Charlotte, North Carolina.

          (h) Each of the parties to the Loan Documents and their counsel have reviewed and revised, or requested (or had the opportunity to request) revisions to, the Loan Documents, and any rule of construction that ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Loan Documents and all exhibits, schedules and appendices thereto.

          (i) Any reference to an officer of the Borrower or any other Person by reference to the title of such officer shall be deemed to refer to each other officer of such Person, however titled, exercising the same or substantially similar functions.

          (j) All references to any agreement or document as amended, modified or supplemented, or words of similar effect, shall mean such document or agreement, as the case may be, as amended, modified or supplemented from time to time only as and to the extent permitted therein and in the Loan Documents.

     24.3. Types of Loans. Loans hereunder are distinguished by "Type". The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Rate Loan, each of which constitutes a Type.

                                   ARTICLE XXV

                                    The Loans

     25.1. Bridge Loans.

     (a) Bridge Facility. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Advances to the Borrower under the Bridge Facility from time to time from the Closing Date until the Bridge Termination Date on a pro rata basis as to the total borrowing requested by the Borrower on any day determined by such Lender's Applicable Commitment Percentage up to but not exceeding the Bridge Commitment of such Lender, provided, however, that the Lenders will not be required and shall have no obligation to make any such
Advance (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the maturity of any of the Notes has been accelerated as a result of an Event of Default or (iii) if there is Existing Availability; provided further, however, that immediately after giving effect to each such Advance, the principal amount of Bridge Outstandings plus Letters of Credit Outstandings shall not exceed the Total Bridge Commitment. Within such limits, the Borrower may borrow, repay and reborrow under the Bridge Facility on a Business Day from the Closing Date until, but (as to borrowings and reborrowings) not including, the Bridge Termination Date; provided, however, that (y) no Bridge Loan that is a Eurodollar Rate Loan shall be made which has an Interest Period that extends beyond the Bridge Termination Date and (z) each Bridge Loan that is a Eurodollar Rate Loan may, subject to the provisions of
Section 2.3, be repaid only on the last day of the Interest Period with respect thereto unless such payment is accompanied by the additional payment, if any, required by Section 4.2.

     (b) Amounts. The aggregate unpaid principal amount of the Bridge Outstandings shall not exceed the Total Bridge Commitment and, in the event there shall be outstanding any such excess, the Borrower shall immediately make such payments and prepayments as shall be necessary to comply with this restriction. Each Bridge Loan hereunder and each conversion under Section 2.8, shall be in an amount of at least $5,000,000, and, if greater than $5,000,000, an integral multiple of $1,000,000.

     (c) Advances. (i) An Authorized Representative shall give the Agent (1) at least three (3) Business Days' irrevocable written notice by telefacsimile transmission of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions, effective upon receipt, of each Bridge Loan that is a Eurodollar Rate Loan (whether representing an additional borrowing hereunder or the conversion of a borrowing hereunder from Base Rate Loans to Eurodollar Rate Loans) prior to 10:30 A.M. and (2) irrevocable written notice by telefacsimile transmission of a Borrowing Notice or Interest Rate
Selection Notice (as applicable) with appropriate insertions, effective upon receipt, of each Bridge Loan that is a Base Rate Loan (whether representing an additional borrowing hereunder or the conversion of borrowing hereunder from Eurodollar Rate Loans to Base Rate Loans) prior to 10:30 A.M. on the day of such proposed Bridge Loan. Each such notice shall specify the amount of the borrowing the Type of Loan (Base Rate or Eurodollar Rate), the date of borrowing and, if a Eurodollar Rate Loan, the Interest Period to be used in the computation of interest. Notice of receipt of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, together with the amount of each Lender's portion of an Advance requested thereunder, shall be provided by the Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Agent shall have received such notice by 10:30 A.M.) not later than 1:00 P.M. on the same day as the Agent's receipt of such notice.

     (ii) Not later than 2:00 P.M. on the date specified for each borrowing under this Section 2.1, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Loan or Loans to be made by it on such day available by wire transfer to the Agent in the amount of its pro rata share, determined according to such Lender's Applicable Commitment Percentage of the Bridge Loan or Bridge Loans to be made on such day. Such wire transfer shall be directed to the Agent at the Principal Office and shall be in the form of Dollars constituting immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by delivery of the proceeds thereof as shall be directed in the applicable Borrowing Notice by the Authorized Representative and reasonably acceptable to the Agent.

     (iii) The Borrower shall have the option to elect the duration of the initial and any subsequent Interest Periods and to convert the Bridge Loans in accordance with Section 2.8. Eurodollar Rate Loans and Base Rate Loans may be outstanding at the same time, provided, however, there shall not be outstanding at any one time Loans having more than eight (8) different Interest Periods. If the Agent does not receive a Borrowing Notice or an Interest Rate Selection Notice giving notice of election of the duration of an Interest Period or of conversion of any Loan to or continuation of a Loan as a Eurodollar Rate Loan by the time prescribed by Section 2.1(c) or 2.8, the Borrower shall be deemed to have elected to convert such Segment to (or continue such Segment as) a Base Rate Loan until the Borrower notifies the Agent in accordance with Section 2.8.

     (iv) Notwithstanding the foregoing, if a drawing is made under any Letter of Credit, such drawing is honored by the Issuing Bank prior to the Bridge Termination Date, and the Borrower shall not immediately fully reimburse the Issuing Bank in respect of such drawing, (A) provided that the conditions to making a Bridge Loan as herein provided shall then be satisfied, the Reimbursement Obligation arising from such drawing shall be paid to the Issuing Bank by the Agent without the requirement of notice to or from the Borrower from immediately available funds which shall be advanced as a Base Rate Refunding Loan by each Lender under the Bridge Facility in an amount equal to such Lender's Applicable Commitment Percentage of such Reimbursement Obligation, and
(B) if the conditions to making a Bridge Loan as herein provided shall not then be satisfied, each of the Lenders shall fund by payment to the Agent (for the benefit of the Issuing Bank) in immediately available funds the purchase from the Issuing Bank of their respective Participations in the related Reimbursement Obligation based on their respective Applicable Commitment Percentages. If a drawing is presented under any Letter of Credit in accordance with the terms thereof and the Borrower shall not immediately reimburse the Issuing Bank in respect thereof, then notice of such drawing or payment shall be provided promptly by the Issuing Bank to the Agent and the Agent shall provide notice to each Lender by telephone or telefacsimile transmission. If notice to the Lenders of a drawing under any Letter of Credit is given by the Agent at or before 12:00 noon on any Business Day, each Lender shall, pursuant to the conditions specified in this Section 2.1(c)(iv), either make a Base Rate Refunding

Loan or fund the purchase of its Participation in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 2:30 P.M. on the same Business Day. If notice to the Lenders of a drawing under a Letter of Credit is given by the Agent after 12:00 noon on any Business Day, each Lender shall, pursuant to the conditions specified in this Section 2.1(c)(iv), either make a Base Rate Refunding Loan or fund the purchase of its Participation in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 12:00 noon on the next following Business Day. Any such Base Rate Refunding Loan shall be advanced as, and shall continue as, a Base Rate Loan unless and until the Borrower converts such Base Rate Loan in accordance with the terms of Section 2.8.

     25.2. Payment of Interest. (a) The Borrower shall pay interest to the Agent for the account of each Lender on the outstanding and unpaid principal amount of each Loan made by such Lender for the period commencing on the date of such Loan until such Loan shall be due at the then applicable Base Rate for Base Rate Loans or applicable Eurodollar Rate for Eurodollar Rate Loans, as designated by the Authorized Representative pursuant to Section 2.1; provided, however, that if any amount payable under this Agreement shall not be paid when due (at maturity, by acceleration or otherwise, subject to the provisions of Section 9.1(a)), all amounts outstanding hereunder shall bear interest thereafter at the Default Rate.

     (b)  Interest  on each  Loan  shall be  computed  on an  Actual/360  Basis.
Interest on each Loan shall be paid (i) quarterly in arrears on the last Business Day of each March, June, September and December, commencing September 30, 1997, for each Base Rate Loan, (ii) on the last day of the applicable Interest Period for each Eurodollar Rate Loan and, if such Interest Period extends for more than three (3) months, at intervals of three (3) months after the first day of such Interest Period, and (iii) upon the Bridge Termination Date. Interest payable at the Default Rate shall be payable on demand.

     25.3. Payment of Principal. The principal amount of each Bridge Loan shall be due and payable to the Agent for the benefit of each Lender in full on the Stated Termination Date, or earlier as specifically provided herein. In addition, if at any time there shall be any Existing Availability the Borrower shall promptly reduce the Bridge Outstandings by an amount equal to the difference between $1,250,000,000 and the amount of outstanding loans and letters of credit under the Existing Credit Agreement. The principal amount of any Base Rate Loan may be prepaid in whole or in part at any time. The principal amount of any Eurodollar Rate Loan may be prepaid only at the end of the applicable Interest Period unless the Borrower shall pay to the Agent for the account of the Lenders the additional amount, if any, required under Section
4.2. All prepayments of Bridge Loans made by the Borrower shall be in the amount of $5,000,000 or such greater amount which is an integral multiple of $1,000,000, or the amount equal to all Bridge Outstandings, as the case may be, or such other amount as necessary to comply with Section 2.1(b) or Section 2.8.

     25.4. Non-Conforming Payments. (a) Each payment of principal (including any prepayment) and payment of interest and fees, and any other amount required to be paid to the Lenders with respect to the Loans, shall be made to the Agent at the Principal Office, for the account of each Lender, in Dollars and in immediately available funds before 10:00 A.M. on the date such payment is due. The Agent may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account, if any, of the Borrower with the Agent. The Agent shall promptly notify the Borrower of any such debit; however, failure to give such notice shall not affect the validity of such debit.

     (b) The Agent shall deem any payment made by or on behalf of the Borrower hereunder that is not made both in Dollars and in immediately available funds and prior to 10:00 A.M. to be a non-conforming payment. Any such payment shall not be deemed to be received by the Agent until the later of (i) the time such funds become available funds and (ii) the next Business Day. Any non-conforming payment may constitute or become a Default or Event of Default. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until the later of (x) the date such funds become available funds or (y) the next Business Day at the Default Rate from the date such amount was due and payable.

     (c) In the event that any payment hereunder or under the Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under clause (ii) of the definition of "Interest Period"; provided that interest shall continue to accrue during the period of any such extension and provided further, that in no event shall any such due date be extended beyond the Bridge Termination Date.

     25.5. Notes. Bridge Loans made by each Lender shall be evidenced by the Bridge Note payable to the order of such Lender in the respective amount of its Applicable Commitment Percentage of the Bridge Commitment, which Bridge Note shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower.

     25.6. Pro Rata Payments. Except as otherwise provided herein, (a) each payment on account of the principal of and interest on the Loans and the fees described in Section 2.9 shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, (b) all payments to be made by the Borrower for the account of each of the Lenders on account of principal, interest and fees, shall be made without diminution, setoff, recoupment or counterclaim, and (c) the Agent will promptly distribute to the Lenders in immediately available funds payments received in fully collected, immediately available funds from the Borrower.

     25.7. Reductions. (a) The Borrower shall, by irrevocable notice from an Authorized Representative, have the right from time to time but not more frequently than once each calendar month, upon not less than three (3) Business Days' written notice to the Agent, effective upon receipt, to permanently reduce the Total Bridge Commitment. The Agent shall give each Lender, within one (1) Business Day of receipt of such notice, telefacsimile notice, or telephonic notice (confirmed in writing), of such reduction. Each such reduction shall be in the aggregate amount of $10,000,000 or such greater amount which is in an integral multiple of $1,000,000, or the entire remaining Total Bridge Commitment, and shall permanently reduce the Total Bridge Commitment. Each reduction of the Total Bridge Commitment shall be accompanied by payment of Bridge Loans to the extent that the principal amount of Bridge Outstandings plus Letter of Credit Outstanding exceeds the Total Bridge Commitment after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid. If any such reduction shall result in the payment of any Eurodollar Rate Loan other than on the last day of the Interest Period of such Eurodollar Rate Loan such prepayment shall be accompanied by amounts due, if any, under Section 4.2.

     (b) The Borrower shall make the following mandatory permanent reductions of the Total Bridge Commitment, each such payment to be made to the Agent for the benefit of the Lenders within the time period specified below:

          (i) With respect to the sale, lease, transfer or other disposition of any Line of Business where the sales price for such Line of Business shall exceed $35,000,000, 100% of the net cash proceeds of the first $500,000,000 derived from all such transactions in the aggregate and 50% of the net cash proceeds of the next $500,000,000 derived from all such transactions in the aggregate, less expenses of such sale, any taxes actually paid or payable as a result of such sale and any secured Indebtedness required to be repaid in connection with such sale, lease or transfer, if the sales price for such Line of Business shall exceed $35,000,000, such reduction to be made within 30 days of the receipt of such proceeds; the Company shall give not less than five (5) Business Days' prior written notice to the Agent of any such prepayment resulting as a result of such reduction, which notice shall include a certificate of an Authorized Representative setting forth in reasonable detail the calculations utilized in computing the amount of such prepayment or other reduction; and

          (ii) with respect to the issuance and sale for cash of any Indebtedness or equity securities of the Borrower or (but only if the sales proceeds shall exceed $5,000,000) any of its Subsidiaries, the principal amount of any Indebtedness or the cash proceeds of any securities, less any costs of issuance and any original issue discount, such reduction to be made within 30 days of the receipt of such proceeds; the Company shall give the Agent not less than five (5) days written notice of any such prepayment resulting as a result of such reduction.

     25.8. Conversions and Elections of Subsequent Interest Periods. Provided that no Default or Event of Default shall have occurred and be continuing and subject to the limitations set forth below and in Article IV, the Borrower may:

            (a) upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Agent on or before 10:30 A.M. on any Business Day, convert all or a part of Eurodollar Rate Loans under the Bridge Facility to Base Rate Loans on the last day of the Interest Period for such Eurodollar Rate Loans; and

            (b) upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Agent on or before 10:30 A.M. three (3) Business Days prior to the date of such election or conversion:

               (i) elect a subsequent Interest Period for all or a portion of Eurodollar Rate Loans under the Bridge Facility to begin on the last day of the then current Interest Period for such Eurodollar Rate Loans; and

               (ii) convert Base Rate Loans under the Bridge Facility to Eurodollar Rate Loans on any Business Day.

     Each election and conversion pursuant to this Section 2.8 shall be subject to the limitations on Eurodollar Rate Loans set forth in the definition of "Interest Period" herein and in Sections 2.1 and 2.3 and Article IV. The Agent shall give written notice to each Lender of such notice of election or conversion prior to 3:00 P.M. on the day such notice of election or conversion is received. All such continuations or conversions of Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders.

     25.9. Unused Fees.

     (a) For the period beginning on the Closing Date and ending on the Bridge Termination Date, the Borrower agrees to pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, an unused fee equal to the Applicable Unused Fee multiplied by the average daily amount by which the Total Bridge Commitment exceeds the aggregate principal amount of Bridge Outstandings plus Letter of Credit Outstandings. Such fees shall be due in arrears on the last Business Day of each March, June, September and December commencing September 30, 1997 to and on the Bridge Termination Date.

     (b) Notwithstanding the foregoing, so long as any Lender fails to make available any portion of its Bridge Commitment when requested, such Lender shall not be entitled to receive payment of its pro rata share of such fees until such Lender shall make available such portion. All fees payable pursuant to this
Section 2.9 shall be calculated on an Actual/360 Basis.

     25.10. Deficiency Advances. No Lender shall be responsible for any default of any other Lender in respect of such other Lender's obligation to make any Loan or fund its purchase of any Participation hereunder nor shall the Bridge Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing, in the event any Lender shall fail to advance funds to the Borrower under the Bridge Facility as herein provided, the Agent may in its discretion, but shall not be obligated to, advance under the Bridge Note in its favor as a Lender all or any portion of such amount or amounts (each, a "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such other Lender would have been entitled had it made such advance under its Bridge Note; provided that, upon payment to the Agent from such other Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Agent by the Borrower on each Loan comprising such deficiency advance at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank of Richmond, Virginia, then such payment shall be credited against the applicable Note of the Agent in full payment of such deficiency advance and the Borrower shall be deemed to have borrowed the amount of such deficiency advance from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by the Borrower thereon.

     25.11. Use of Proceeds. The proceeds of the Loans made pursuant to this Agreement shall be used by the Borrower (i) to repay Prepayable Debt, (ii) pay in full the Short Term Facility, (iii) to purchase ASC, to provide funding in connection with the acquisition of Horizon and (iv) to provide for the working capital needs and other corporate purposes of the Borrower and its Consolidated Entities.

                                  ARTICLE XXVI

                                Letters of Credit

     26.1. Letters of Credit. The Issuing Bank agrees, subject to the terms and conditions of this Agreement, upon request of the Borrower to issue from time to time for the account of the Borrower Letters of Credit upon delivery to the Issuing Bank of an Application and Agreement for Letter of Credit relating thereto in form and content acceptable to the Issuing Bank; provided, that (i) the Letter of Credit Outstandings shall not exceed the Total Letter of Credit Commitment, (ii) no Letter of Credit shall be issued so long as a Default or an Event of Default has occurred or is continuing or if the applicable conditions set forth in Article V shall not have been satisfied, (iii) no Letter of Credit shall be issued if, after giving effect thereto, Letter of Credit Outstandings plus the aggregate principal amount of Bridge Outstandings shall exceed the Total Bridge Commitment and (iv) no Letter of Credit shall be issued if there is Existing Availability. No Letter of Credit shall have an expiry date (including all rights of the Borrower or any beneficiary named in such Letter of Credit to require renewal) or payment date occurring later than the fifth Business Day prior to the Revolving Credit Termination Date.

     26.2. Reimbursement.

     (a) The Borrower hereby unconditionally agrees to pay to the Issuing Bank immediately on demand at the Principal Office all amounts required to pay all drafts drawn or purporting to be drawn under the Letters of Credit and all reasonable expenses incurred by the Issuing Bank in connection with the Letters of Credit, and in any event and without demand to place in possession of the Issuing Bank (which shall include Advances under the Bridge Facility if permitted by Section 2.1(c)) sufficient funds to pay all debts and liabilities arising in respect of any Letter of Credit. The Issuing Bank agrees to give the Borrower prompt notice of any request for a draw under a Letter of Credit. The Issuing Bank may charge any account the Borrower may have with it for any and all amounts the Issuing Bank pays under a Letter of Credit, plus charges and reasonable expenses as from time to time agreed to by the Issuing Bank and the Borrower; provided that to the extent permitted by Section 2.1(c)(iv), amounts shall be paid pursuant to Advances under the Bridge Facility. The Borrower agrees to pay the Issuing Bank interest on any Reimbursement Obligations not paid when due hereunder at the Base Rate plus two percent (2.0%), or the maximum rate permitted by applicable law, if lower, such rate to be calculated on an Actual/360 Basis.

     (b) In accordance with the provisions of Section 2.1(c), the Issuing Bank shall notify the Agent of any drawing under any Letter of Credit promptly following the receipt by the Issuing Bank of such drawing.

     (c) Each Lender (other than the Issuing Bank) shall automatically acquire on the date of issuance thereof a Participation in the liability of the Issuing Bank in respect of each Letter of Credit in an amount equal to such Lender's Applicable Commitment Percentage of such liability, and to the extent that the Borrower is obligated to pay the Issuing Bank under Section 3.2(a), each Lender (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, and shall be unconditionally obligated to pay to the Issuing Bank as hereinafter described, its Applicable Commitment Percentage of the liability of the Issuing Bank under such Letter of Credit.

               (i) Each Lender (including the Issuing Bank in its capacity as a Lender) shall, subject to the terms and conditions of Article II, pay to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds, an amount equal to its Applicable Commitment Percentage of any drawing under a Letter of Credit, such funds to be provided in the manner described in
          Section 2.1(c)(iv).

               (ii) Simultaneously with the making of each payment by a Lender to the Issuing Bank pursuant to Section 2.1(c)(iv)(B), such Lender shall, automatically and without any further action on the part of the Issuing Bank or such Lender, acquire a Participation in an amount equal to such payment (excluding the portion thereof constituting interest accrued prior to the date such Lender made its payment) in the related Reimbursement Obligation of the Borrower. The Reimbursement Obligations of the Borrower shall be immediately due and payable whether by Advances made in accordance with Section 2.1(c)(iv) or otherwise.

               (iii) Each Lender's obligation to make payment to the Agent for the account of the Issuing Bank pursuant to Section 2.1(c)(iv) and this Section 3.2(c), and the right of the Issuing Bank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and shall be made without any offset, abatement, withholding or reduction whatsoever. If any Lender is obligated to pay but does not pay amounts to the Agent for the account of the Issuing Bank in full upon such request as required by Section 2.1(c)(iv) or this Section 3.2(c), such Lender shall, on demand, pay to the Agent for the account of the Issuing Bank interest on the unpaid amount for each day during the period commencing on the date of notice given to such Lender pursuant to Section 2.1(c) until such Lender pays such amount to the Agent for the account of the Issuing Bank in full at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank of Richmond, Virginia.

               (iv) In the event the Lenders have purchased Participations in any Reimbursement Obligation as set forth in clause (ii) above, then at any time payment (in fully collected, immediately available funds) of such Reimbursement Obligation, in whole or in part, is received by Issuing Bank from the Borrower, the Issuing Bank shall promptly pay to each Lender an amount equal to its Applicable Commitment Percentage of such payment from the Borrower.

     (d) Promptly following the end of each calendar quarter, the Issuing Bank shall deliver to the Agent and the Agent shall deliver to each Lender a notice describing the aggregate undrawn amount of all Letters of Credit at the end of such quarter. The Agent shall promptly notify each Lender of the issuance of a Letter of Credit.

     (e) The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Article V, be subject to the conditions that such Letter of Credit be in such form and contain such terms as shall be reasonably satisfactory to the Issuing Bank consistent with the then current practices and procedures of the Issuing Bank with respect to similar letters of credit, and the Borrower shall have executed and delivered such other instruments and agreements relating to such Letters of Credit as the Issuing Bank shall have reasonably requested consistent with such practices and procedures and shall not be in conflict with any of the express terms herein contained. All Letters of Credit shall be issued pursuant to and subject to the Uniform Customs and Practice for Documentary Credits, 1993 revision,
International Chamber of Commerce Publication No. 500 and all subsequent amendments and revisions thereto.

     (f) The Borrower agrees that Issuing Bank may, in its sole discretion, accept or pay, as complying with the terms of any Letter of Credit, any drafts or other documents otherwise in order which may be signed or issued by an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, attorney in fact or other legal representative of a party who is authorized under such Letter of Credit to draw or issue any drafts or other documents.

     (g) Without limiting the generality of the provisions of Section 11.12, the Borrower hereby agrees to indemnify and hold harmless the Issuing Bank, each other Lender and the Agent from and against any and all claims and damages, losses, liabilities, reasonable costs and expenses which the Issuing Bank, such other Lender or the Agent may incur (or which may be claimed against the Issuing Bank, such other Lender or the Agent) by any Person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Letter of Credit; provided that the Borrower shall not be required to indemnify the Issuing Bank, any other Lender or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, (i) caused by the willful misconduct or negligence of the party to be indemnified or (ii) in the case of the Issuing Bank, caused by the failure of the Issuing Bank to pay under any Letter of Credit after the presentation to it of a request for payment strictly complying with the terms and conditions of such Letter of Credit, unless such payment is prohibited by any law, regulation, court order or decree. The indemnification and hold harmless provisions of this
Section 3.2(g) shall survive repayment of the Obligations, occurrence of the Bridge Termination Date and expiration or termination of this Agreement.

     (h) Without limiting the Borrower's rights as set forth in Section 3.2(g), the obligation of the Borrower to immediately reimburse the Issuing Bank for drawings made under Letters of Credit and to repay Loans made under Section 2.1(c) and the Issuing Bank's and each Lender's right to receive such payment shall be absolute, unconditional and irrevocable, and such obligations of the Borrower shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit and the related Applications and Agreement for any Letter of Credit, under all circumstances whatsoever, including the following circumstances:

          (i) any lack of validity or enforceability of any Letter of Credit, the obligation supported by any Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Related LC Documents");

          (ii) any amendment or waiver of or any consent to or departure from all or any of the Related LC Documents;

          (iii) the existence of any claim, setoff, defense (other than the defense of payment in accordance with the terms of this Agreement) or other rights which the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent, the Lenders or any other Person, whether in connection with the Loan Documents, the Related LC Documents or any unrelated transaction;

          (iv) any breach of contract or other dispute between the Borrower and any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom such beneficiary or any such transferee may be acting), the Agent, the Lenders or any other Person;

          (v) any draft, statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

          (vi) any delay, extension of time, renewal, compromise or other indulgence or modification granted or agreed to by the Agent or the requisite number of Lenders, with or without notice to or approval by the Borrower in respect of any of Borrower's Obligations under this Agreement; or

          (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; provided, however, that nothing in this
     Section 3.2(h) shall give the Issuing Bank any right to reimbursement for drawings made under a Letter of Credit otherwise than pursuant to a request for payment strictly complying with the terms and conditions of such Letter of Credit unless the Borrower has specifically waived such strict compliance in writing.

     26.3. Letter of Credit Facility Fees. (a) The Borrower shall pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, a fee on the aggregate amount available to be drawn on each outstanding Letter of Credit at a rate equal to the Applicable Margin. In addition, the Borrower agrees to pay to the Agent for the benefit of the Issuing Bank an issuance fee equal to one-eighth of one percent (1/8%) per annum times the amount of outstanding Letters of Credit. Such fees shall be due with respect to each Letter of Credit quarterly in arrears on the last Business Day of each March, June, September and December, the first such payment to be made on the first such date occurring after the date of issuance of a Letter of Credit. The fees described in this Section 3.3 shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

     (b) The Borrower acknowledges that the Issuing Bank as issuer of each Letter of Credit will be required by applicable rules and regulations of the Board to maintain reserves for its liability to honor draws made pursuant to a Letter of Credit notwithstanding the obligation of the Lenders for a Participation in such liability. The Borrower agrees to promptly reimburse the Issuing Bank for all additional costs which it may hereafter incur solely by reason of its acting as issuer of the Letters of Credit and its being required to reserve for such liability, it being understood by the Borrower that other interest and fees payable under this Agreement do not include compensation of the Issuing Bank for such reserves. The Issuing Bank shall furnish to the Borrower at the time of its demand for payment of such additional costs, the computation of such additional cost which shall be conclusive absent manifest error, provided that such computations are made on a reasonable basis.

     26.4. Administrative Fees. The Borrower shall pay to the Issuing Bank such administrative fee and other fees, if any, in connection with the Letters of Credit in such amounts and at such times as the Issuing Bank and the Borrower shall agree from time to time.

                                  ARTICLE XXVII

               Termination of Eurodollar Rate and Yield Protection

27.1. Suspension of Loans.

     (a)  If  at  any  time  the  Agent  shall   reasonably   determine   (which
determination, if reasonable, shall be final, conclusive and binding upon all parties) that:

          (i) by reason of any changes arising after the Closing Date affecting the applicable interbank market or affecting the position of any Lender or the Agent in such market, adequate and fair means do not exist for ascertaining the Interbank Offered Rate with respect to a Eurodollar Rate Loan; or

          (ii) the continuation by any Lender of any Eurodollar Rate Loans or the funding thereof in the applicable interbank market would be unlawful by reason of any law, governmental rule, regulation, guidelines or order; or

          (iii) the continuation by any Lender of any Eurodollar Rate Loans or the funding thereof in the applicable interbank market would be impracticable as a result of a contingency occurring after the date of this Agreement that materially and adversely affects the applicable interbank market;

then, and in any such event, the Agent shall on such date give notice (by telephone and confirmed in writing) to the Borrower of such determination. The obligation of any Lender to make or maintain Eurodollar Rate Segments so affected or to permit interest to be computed thereon based upon the Interbank Offered Rate shall be terminated, and interest shall thereafter be computed on the affected Segment or Segments at the then applicable Base Rate.

     (b) It is the intention of the parties that the Eurodollar Rates shall accurately reflect the cost to each Lender of maintaining any Eurodollar Rate Segment during any period in which interest accrues thereon at a Eurodollar Rate. Accordingly:

          (i) if by reason of any change after the date hereof in any applicable law or governmental rule, regulation or order (or any interpretation thereof and including the introduction of any new law or governmental rule, regulation or order), including any change in the Eurodollar Reserve Percentage, the cost to any Lender of maintaining any Eurodollar Rate Segment or funding the same by means of an interbank market time deposit in the relevant interbank market shall increase, the Eurodollar Rate applicable to such Eurodollar Rate Segment shall be adjusted as necessary to reflect such change in cost to such Lender, effective as of the date on which such change in any applicable law, governmental rule, regulation or order becomes effective; and

          (ii) If any Lender shall have determined that the adoption after the date of this Agreement of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of any Lender) or such Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, as a consequence of such Lender's obligations under this Agreement or the Advances made by such Lender pursuant hereto, to a level below that which such Lender or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's guidelines with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

     27.2. Compensation. The Borrower shall compensate any Lender for all reasonable losses, expenses and liabilities (including any interest owed by such Lender to lenders on funds borrowed by such Lender to make or carry any Eurodollar Rate Segment and any loss sustained by such Lender in connection with the re-employment of such funds), that such Lender may sustain: (a) if for any reason (other than a default by such Lender) following agreement between the Borrower and the Agent or the Borrower and such Lender, as the case may be, as to the Eurodollar Rate applicable to a Eurodollar Rate Segment the Borrower fails to accept such Eurodollar Rate Segment, (b) as a consequence of any unauthorized action taken or default by the Borrower in the repayment of any Eurodollar Rate Segment when required by the terms of this Agreement or (c) with respect to any loss of income incurred by a Lender (as determined in a reasonable manner by such Lender) associated with the payment of principal other than the last day of an Interest Period with respect to any Eurodollar Rate Loan. A certificate as to the amount of any additional amounts payable pursuant to this Section 4.2 (setting forth in reasonable detail the basis for requesting such amounts) submitted by such Lender to the Borrower shall be conclusive, in the absence of manifest error. The Borrower shall pay to such Lender the amount shown as due on any such certificate delivered by such Lender within 30 days after the Borrower's receipt of the same.

     27.3. Taxes. All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future excise, stamp or franchise taxes or other taxes, whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

          (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

          (b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

          (c) pay to the Agent for the account of each affected Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Agent or any Lender with respect to any payment received by the Agent or such Lender hereunder, the Agent or such Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by the Agent or such Lender after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount the Agent or such Lender would have received had no such Taxes been asserted. Upon the request of the Borrower or the Agent, each Lender and each participant that is organized under the laws of a jurisdiction other than the United States shall, prior to the due date of any payments hereunder or under the Notes, execute and deliver to the Borrower and the Agent one or more (as the Borrower or the Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable (if any are) to establish the extent, if any, to which a payment to such Lender or participant is exempt from withholding or deduction of Taxes.

     If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lender, the required amounts, receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 4.3, a distribution hereunder by the Agent or any Lender to or for the account of any Lenders shall be deemed a payment by the Borrower.

     If Taxes are incorrectly or illegally paid or assessed, and if any Lender or the Agent contests the assessment of such Taxes, such Lender or the Agent shall refund, to the extent of any refund made to such Lender or the Agent, any amounts paid by the Borrower under this Section in respect of such Taxes (less the costs and expenses incurred by such Lender in connection with such contest, including legal fees).

     Without prejudice to the survival of any other agreements of the Borrower hereunder or under any other Loan Document, the agreements of the Borrower contained in this Section shall survive the payment in full of all its Obligations and the termination of all Bridge Commitments.

     To the extent any Lender shall become liable for the payment of any Taxes hereunder and shall seek reimbursement therefor pursuant to this Section 4.3, the Borrower shall be entitled, upon the giving of five Business Days' notice to the Agent and such Lender, (i) to replace such Lender with a substitute lender, and (ii) in connection with such substitution, cause the payment in full of the outstanding Obligation due to the Lender requesting reimbursement without penalty or payment other than under Section 4.2; provided, all obligations to such assigning Lender shall be paid in full, no assignment fee shall be payable by such assigning Lender but shall be paid by Borrower and such assigning Lender shall be entitled to the benefits of this Agreement set forth in Sections 3.2(g), 11.6 and 11.12 and Article IV.

                                 ARTICLE XXVIII

            Conditions to Making Loans and Issuing Letters of Credit

     28.1. Conditions of Initial Advance. This Agreement shall not become effective until the following conditions precedent have been satisfied in the sole judgment of the Agent:

          (a) the Agent shall have received on the Closing Date, in form and substance satisfactory to the Agent and Lenders, the following:

               (i) executed originals of each of this Agreement, the Notes, the LC Account Agreement and the other Loan Documents, together with all schedules and exhibits thereto;

               (ii) the favorable written opinion or opinions with respect to the Loan Documents and the transactions contemplated thereby of counsel to the Borrower dated the Closing Date, addressed to the Agent and the Lenders and satisfactory to Smith Helms Mulliss & Moore,
          L.L.P., special counsel to the Agent, substantially in the form of Exhibit H;

               (iii) resolutions of the board of directors of the Borrower certified by its secretary or assistant secretary as of the Closing Date, approving and adopting the Loan Documents to be executed by the Borrower, and authorizing the execution and delivery and performance thereof;

               (iv) specimen signatures of officers of the Borrower executing the Loan Documents on behalf of the Borrower, certified by the secretary or assistant secretary of the Borrower;

               (v) the charter documents of the Borrower certified as of a recent date by the Secretary of State of its state of organization;

               (vi) the bylaws of the Borrower certified as of the Closing Date as true and correct by its secretary or assistant secretary;

               (vii) certificates issued as of a recent date by the Secretary of State of the jurisdiction of formation of the Borrower as to the valid existence and good standing of the Borrower;

               (viii) appropriate certificates of qualification to do business, good standing and, where appropriate, authority to conduct business under assumed name, issued in respect of the Borrower as of a recent date by the Secretary of State or comparable official of each jurisdiction in which the failure to be qualified to do business or authorized so to conduct business could have a Material Adverse Effect;

               (ix)   notice   of   appointment   of  the   initial   Authorized
          Representative(s);

               (x) evidence of all insurance required by the Loan Documents;

               (xi) a certificate in the form of Exhibit I completed as of June 30, 1997;

               (xii) evidence that all fees payable by the Borrower on the Closing Date to the Agent and the Lenders have been paid in full;

               (xiii)  Pro  Forma   Historical   Statement   and  the  financial
          statements described in Section 6.6(d) and (e);

               (xiv) true copies of the Registration Statement and the Related Transaction Documents;

               (xv) such other documents, instruments, certificates and opinions as the Agent or any Lender may reasonably request on or prior to the Closing Date in connection with the consummation of the transactions contemplated hereby; and

     (b) In the good faith judgment of the Agent and the Lenders:

               (i) there shall not have occurred or become known to the Agent or the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Borrower and its Consolidated Entities delivered to the Agent prior to the Closing Date that has had or could reasonably be expected to result in a Material Adverse Effect;

               (ii) no litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be likely to result in a Material Adverse Effect; and

               (iii) the Borrower and its Consolidated Entities shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices, as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (A) any applicable law, rule, regulation, order or decree of any Governmental Authority or arbitral authority or (B) any agreement, document or instrument to which any of the Borrower or any Consolidated Entity is a party or by which any of them or their properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which will not have a Material Adverse Effect.

     28.2. Conditions of Loans and Letters of Credit. The obligations of the Lenders to make any Loans, and the Issuing Bank to issue Letters of Credit, hereunder on or subsequent to the Closing Date, are subject to the satisfaction of the following conditions:

          (a) the Agent shall have  received a  Borrowing  Notice if required by
     Article II;

     (b) simultaneously with the making of a second Advance, evidence satisfactory to the Agent (which may include the appropriate written request or direction of the Borrower to the Agent delivered as of the Closing Date) of the use of Advances, together with other funds supplied by the Borrower (if any), to the repayment in full of the Prepayable Debt, and the making of satisfactory arrangements for the effective release and termination of all Liens securing any Prepayable Debt substantially simultaneously with such payment;

     (c) the proceeds of the initial Advance shall be used to pay in full the Short Term Facility and up to $190,000,000 shall be used to acquire ASC;

     (d) the representations and warranties of the Borrower and the Subsidiaries set forth in Article VI and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance Letter of Credit issuance or renewal, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in Section 6.6(a) shall be deemed to be those financial statements most recently delivered to the Agent and the Lenders pursuant to Section 7.1 from the date financial statements are delivered to the Agent and the Lenders in accordance with such Section;

     (e) in the case of the issuance of a Letter of Credit, the Borrower shall have executed and delivered to the Issuing Bank an Application and Agreement for the Letter of Credit in form and content acceptable to the Issuing Bank together with such other instruments and documents as it shall request;

     (f) at the time of (and after giving effect to) each Advance or the issuance of a Letter of Credit, no Default or Event of Default shall have occurred and be continuing; and

     (g) immediately after giving effect to:

     (i) a Bridge Loan, the aggregate principal balance of all outstanding Bridge Loans for each Lender shall not exceed such Lender's Bridge Commitment;

     (ii) a Letter of Credit or renewal thereof, the aggregate principal balance of all outstanding Participations in Letters of Credit and Reimbursement Obligations (or in the case of the Issuing Bank, its remaining interest after deduction of all Participations in Letters of Credit and Reimbursement Obligations of other Lenders) for each Lender and in the aggregate shall not exceed, respectively, (X) such Lender's Letter of Credit Commitment or (Y) the Total Letter of Credit Commitment; and

     (iii) a Bridge Loan or a Letter of Credit or renewal thereof, the sum of Letter of Credit Outstandings plus the aggregate principal amount of Bridge Outstandings shall not exceed the Total Bridge Commitment.

     Each borrowing hereunder and each issuance of a Letter of Credit hereunder shall constitute a representation and warranty by the Borrower to the effect that the conditions set forth in clauses (d) and (f) have been satisfied as of the date of such borrowing.

                                  ARTICLE XXIX

                         Representations and Warranties

     The Borrower represents and warrants with respect to itself and (to the extent expressly set forth below) its Consolidated Entities (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans and the issuance of a Letter of Credit), that:

     29.1. Organization and Authority.

          (a) The Borrower and each Consolidated Entity is a corporation, partnership or limited liability company duly organized and validly existing under the laws of the jurisdiction of its formation;

          (b) The Borrower and each Consolidated Entity (x) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (y) is qualified to do business in every jurisdiction in which failure so to qualify would have a Material Adverse Effect;

          (c) The Borrower has the power and authority to execute, deliver and perform this Agreement and the Notes, and to borrow and obtain other extensions of credit hereunder, and to execute, deliver and perform each of the other Loan Documents to which it is a party; and

          (d) When executed and delivered, each of the Loan Documents to which the Borrower is a party will be the legal, valid and binding obligation or agreement, as the case may be, of the Borrower, enforceable against the Borrower in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity).

     29.2. Loan Documents. The execution, delivery and performance by the Borrower of each of the Loan Documents and the credit extensions hereunder:

          (a) have been duly authorized by all requisite corporate actions (including any required shareholder approval) of the Borrower required for the lawful execution, delivery and performance thereof;

          (b) do not violate any provisions of (i) applicable law, rule or regulation, (ii) any judgment, writ, order, determination, decree or arbitral award of any Governmental Authority or arbitral authority binding on the Borrower or any Subsidiary or its or any Subsidiary's properties, or
     (iii) the charter documents or bylaws of the Borrower;

          (c) do not and will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time or both, would constitute an event of default, under any contract, indenture, agreement or other instrument or document to which Borrower or any Consolidated Entity is a party, or by which the properties or assets of the Borrower or any Consolidated Entity are bound; and

          (d) do not and will not result in the creation or imposition of any Lien upon any of the properties or assets of Borrower or any Subsidiary.

     29.3.  Solvency.   The  Borrower  is  Solvent  and  the  Borrower  and  its
Consolidated Entities taken as a whole are Solvent, in each case after giving effect to the transactions contemplated by the Loan Documents.

     29.4. Subsidiaries. The Borrower has no Subsidiaries other than those Persons listed as Subsidiaries in Schedule 6.4 and additional Subsidiaries created or acquired after the Closing Date.

     29.5. Ownership Interests. Borrower owns no interest in any Person other than the Persons listed in Schedule 6.4, equity investments in Persons not constituting Subsidiaries permitted under Section 7.2 and additional Subsidiaries created or acquired after the Closing Date.

     29.6. Financial Condition.

          (a) The Registration Statement incorporates by reference financial statements of the Borrower and Horizon contained in the periodic reports descried therein under the caption "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE". Such financial statements (including the notes thereto) present fairly the financial condition of (i) the Borrower and its Consolidated Subsidiaries (before giving effect to the Related Acquisition) and (ii) Horizon and its Subsidiaries as of the end of the Fiscal Years and three month periods set forth and results of their operations and the changes in their stockholders' equity and cash flow for the Fiscal Years and three month periods then ended, all in conformity with Generally Accepted Accounting Principles applied on a Consistent Basis;

          (b) since June 30, 1997 (in the case of the Borrower) or May 31, 1997 (in the case of Horizon) there has been no material adverse change in the condition, financial or otherwise, of (i) the Borrower or any of its Consolidated Subsidiaries (before giving effect to the Related Acquisition) or (ii) Horizon and its Subsidiaries, or in the businesses, properties, performance, prospects or operations of (x) the Borrower or any of its Consolidated Subsidiaries (before giving effect to the Related Acquisition) or (y) Horizon and its Subsidiaries, nor have such businesses or properties been materially adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo or act of God;

          (c) except as set forth in the  financial  statements  referred  to in
     Section 6.6(a) or permitted by Section 8.3, neither Borrower nor any Subsidiary has incurred, other than in the ordinary course of business, any material Indebtedness or other commitment or liability which remains outstanding or unsatisfied;

          (d) the Pro Forma Historical Statements provided to the Agent and the Lenders fairly present in accordance with GAAP the historical pro forma financial condition and results of operations of the Borrower and its Consolidated Subsidiaries for the respective periods covered thereby, after giving pro forma effect to the Related Acquisition and making the adjustments described therein;

          (e) the pro forma projections of the Borrower and its Consolidated Subsidiaries giving effect to the Related Acquisition for the Fiscal Years ending December 31, 1997, December 31, 1998 and December 31, 1999 provided to the Agent and the Lenders were prepared by the Borrower in good faith and are based upon assumptions which the Borrower believes to have been reasonable as of the time of preparation thereof and as of the Closing Date; and

          (f) neither the Borrower nor any Consolidated Entity has any material Indebtedness, Guaranteed Obligations or other obligations or liabilities, direct or contingent, in an aggregate amount in excess of $300,000 other than (a) the liabilities reflected in such balance sheet and the notes thereto or (b) liabilities incurred in the ordinary course of business.

     29.7. Title to Properties. The Borrower and each Consolidated Entity has good and marketable title to all its real and personal properties, subject to no transfer restrictions or Liens of any kind, except for the transfer restrictions and Liens permitted by this Agreement.

     29.8. Taxes. The Borrower and each Consolidated Entity have filed or caused to be filed all federal, state and local tax returns which are required to be filed by it and, except for taxes and assessments being contested in good faith by appropriate proceedings diligently conducted and against which reserves reflected in the financial statements described in Section 6.6(a) and satisfactory to the Borrower's independent certified public accountants have been established, have paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due.

     29.9. Other Agreements. Except as disclosed in or incorporated by reference in the Registration Statement:

          (a) Neither the Borrower nor any Consolidated Entity is a party to or subject to any judgment, order, decree, agreement, lease or instrument, or subject to other restrictions, compliance with the terms of which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect;

          (b) neither the Borrower nor any Consolidated Entity is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any Medicaid Provider Agreement, Medicare Provider Agreement or other agreement or instrument to which the Borrower or any Consolidated Entity is a party, which default has resulted in, or if not remedied within any applicable grace period could result in, the revocation, termination, cancellation or suspension of Medicaid Certification or Medicare Certification of Borrower or any Consolidated Entity which could have a Material Adverse Effect or (ii) any other agreement or instrument to which the Borrower or any Consolidated Entity is a party, which default has, or if not remedied within any applicable grace period could reasonably be likely to have, a Material Adverse Effect;

          (c) to the knowledge of Borrower's Executive Officers, no Contract Provider is a party to any judgment, order, decree, agreement or instrument, or subject to restrictions, compliance with the terms of which could individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and

          (d) to the knowledge of Borrower's Executive Officers, no Contract Provider is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Medicaid Provider Agreement, Medicare Provider Agreement or other agreement or instrument to which such Person is a party, which default has resulted in, or if not remedied within any applicable grace period could result in, the revocation, termination, cancellation or suspension of Medicaid Certification or Medicare Certification of such Person, which revocation, termination, cancellation or suspension could reasonably be likely to have a Material Adverse Effect.

     29.10. Litigation. Except as disclosed in or incorporated by reference in the Registration Statement, there is no action, suit, investigation or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any Consolidated Entity or, to the knowledge of the Borrower, pending or threatened by or against any Contract Provider, or affecting the Borrower or any Consolidated Entity or, to the knowledge of the Borrower, any Contract Provider or any properties or rights of the Borrower or any Consolidated Entity or, to the knowledge of the Borrower, any Contract Provider, which could reasonably be expected (i) to result in the revocation, termination, cancellation or suspension of Medicaid Certification or Medicare Certification of such Person, which revocation, termination, cancellation or suspension could reasonably be likely to have a Material Adverse Effect, or (ii) to have a Material Adverse Effect.

     29.11. Margin Stock. The proceeds of the borrowings and other extensions of credit made hereunder will be used by the Borrower only for the purposes expressly authorized herein. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute any of the Loans or Letters of Credit under this Agreement a "purpose credit" within the meaning of Regulation U or Regulation X of the Board. Neither the Borrower nor any agent acting in its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Exchange Act or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof.

     29.12. Investment Company. Neither the Borrower nor any Consolidated Entity is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. ss. 80a-1, et seq.). The application of the proceeds of the Loans and repayment thereof by the Borrower and the issuance of Letters of Credit and the performance by the Borrower and any Consolidated Entity of the transactions contemplated by the Loan Documents will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof.

     29.13. Patents, Etc. The Borrower and each Consolidated Entity owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets, service marks, service mark rights and copyrights necessary to or used in the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without known conflict by, or with, any patent, license, franchise, trademark, trade secret, trade name, service mark, copyright or other proprietary right of, any other Person.

     29.14. No Untrue Statement. Neither (a) this Agreement nor any other Loan Document or certificate or document executed and delivered by or on behalf of the Borrower or any Consolidated Entity in accordance with or pursuant to any Loan Document nor (b) any statement, representation, or warranty provided to the Agent or any Lender in connection with the negotiation or preparation of the Loan Documents contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such warranty, representation or statement contained therein not misleading.

     29.15. No Consents, Etc. Neither the respective businesses or properties of the Borrower or any Consolidated Entity, nor any relationship between the Borrower or any Consolidated Entity and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person on the part of the Borrower or any Consolidated Entity as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by, or the validity or enforceability of, the Loan Documents, which, if not obtained or effected, would be reasonably likely to have a Material Adverse Effect, or if so, such consent, approval, authorization, filing, registration or qualification has been duly obtained or effected, as the case may be;

     29.16.  ERISA  Requirement.  (i) The  execution  and  delivery  of the Loan
Documents will not involve any prohibited transaction within the meaning of ERISA, (ii) the Borrower and each ERISA Affiliate has fulfilled its obligations under the minimum funding standards imposed by ERISA and each is in compliance in all material respects with the applicable provisions of ERISA, and (iii) no "Reportable Event," as defined in Section 4043(b) of Title IV of ERISA, has occurred with respect to any plan maintained by the Borrower or any of its ERISA Affiliate.

     29.17. No Default. As of the date hereof, there does not exist any Default or Event of Default.

     29.18. Hazardous Materials. The Borrower and each Consolidated Entity is in compliance with all applicable Environmental Laws in all material respects. Neither the Borrower nor any Consolidated Entity has been notified of any action, suit, proceeding or investigation which, and neither the Borrower nor any Consolidated Entity is aware of any facts which, (i) calls into question, or could reasonably be expected to call into question, compliance in all material respects by the Borrower or any Consolidated Entity with any Environmental Laws,
(ii) which seeks, or could reasonably be expected to form the basis of a meritorious proceeding, to suspend, revoke or terminate any material license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Material, or (iii) seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any property of the Borrower or any Consolidated Entity to be subject to any material restrictions on ownership, use, occupancy or transferability under any Environmental Law.

     29.19. Employment Matters. (a) Except as set forth on Schedule 6.19, none of the employees of the Borrower or any Consolidated Entity is subject to any collective bargaining agreement and there are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal opportunity proceedings, or other material labor/employee related controversies or proceedings pending or, to the best knowledge of the Borrower, threatened against the Borrower or any Consolidated Entity or between the Borrower or any Consolidated Entity and any of its employees, other than employee grievances, controversies or proceedings arising in the ordinary course of business which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

     (b) Except to the extent a failure to maintain compliance would not have a Material Adverse Effect, the Borrower and each Consolidated Entity is in compliance in all respects with all applicable laws, rules and regulations pertaining to labor or employment matters, including without limitation those pertaining to wages, hours, occupational safety and taxation and there is neither pending nor threatened any litigation, administrative proceeding or, to the knowledge of the Borrower, any investigation, in respect of such matters which, if decided adversely, could reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect.

     29.20. RICO. Neither the Borrower nor any Consolidated Entity is engaged in or has engaged in any course of conduct that could subject any of their respective properties to any Lien, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws.

     29.21. Reimbursement from Third Party Payors. The accounts receivable of the Borrower and each Consolidated Entity and each Contract Provider have been and will continue to be adjusted to reflect reimbursement policies of third party payors such as Medicare, Medicaid, Blue Cross/Blue Shield, private insurance companies, health maintenance organizations, preferred provider organizations, alternative delivery systems, managed care systems, government contracting agencies and other third party payors. In particular, accounts receivable relating to such third party payors do not and shall not exceed amounts any obligee is entitled to receive under any capitation arrangement, fee schedule, discount formula, cost-based reimbursement or other adjustment or limitation to its usual charges.

     29.22. Representations and Warranties from the Related Acquisition Transaction Documents. As of the Closing Date (and immediately prior to giving effect to the Related Acquisition), each of the representations and warranties made by the Borrower or any Subsidiary in the Related Acquisition Transaction Documents are true and correct in all material respects as of the date hereof, and, except as such representations or warranties are modified by certificates provided by Horizon at the closing of the Restated Acquisition, the Borrower is not aware of any facts or circumstances indicating that any of the representations or warranties of Horizon or any of its Subsidiaries contained in the Related Acquisition Transaction Documents are not true and correct in all material respects as of the date hereof.

                                   ARTICLE XXX

                              Affirmative Covenants

     Until the Bridge Termination Date and termination of this Agreement in accordance with the terms hereof, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and where applicable will cause each Consolidated Entity to:

     30.1. Financial Statements, Reports, Etc. The Borrower shall deliver or cause to be delivered to the Agent and each Lender:

          (a) Not later than 50 days after the end of each of the first three quarters of each Fiscal Year, a balance sheet and a statement of income of the Borrower and its Consolidated Entities on a consolidated basis and a statement of cash flow of the Borrower and its Consolidated Entities on a consolidated basis for such calendar quarter and for the period beginning on the first day of such Fiscal Year and ending on the last day of such quarter (in sufficient detail to indicate the Borrower's and each Consolidated Entity's compliance with the financial covenants set forth in
     Section 8.1), together with statements in comparative form for the corresponding date or period in the preceding Fiscal Year as summarized in the Borrower's Form 10-Q for the corresponding period, and certified as to fairness, accuracy and completeness by the chief executive officer, chief financial officer or Treasurer of the Borrower.

          (b) Not later than 100 days after the end of each Fiscal Year, financial statements (including a balance sheet, a statement of income, a statement of changes in shareholders' equity and a statement of cash flow) of the Borrower and its Consolidated Entities on a consolidated basis for such Fiscal Year (in sufficient detail to indicate the Borrower's and each Consolidated Entity's compliance with the financial covenants set forth in
     Section 8.1), together with statements in comparative form as of the end of and for the preceding Fiscal Year as summarized in the Borrower's Form 10-K for the corresponding period, and accompanied by an opinion of certified public accountants acceptable to the Agent, which opinion shall state in effect that such financial statements (A) were audited using generally accepted auditing standards, (B) were prepared in accordance with generally accepted accounting principles applied on a Consistent Basis, and (C) present fairly the financial condition and results of operations of the Borrower and its Consolidated Entities for the periods covered.

          (c) Together with the financial statements required by paragraphs (1) and (2) above a compliance certificate duly executed by the chief executive officer or chief financial officer or Treasurer of the Borrower in the form of Exhibit L ("Compliance Certificate").

          (d) Contemporaneously with the distribution thereof to the Borrower's or any Consolidated Entity's stockholders or partners or the filing thereof with the Securities and Exchange Commission, as the case may be, copies of all statements, reports, notices and filings distributed by the Borrower or any Consolidated Entity to its stockholders or partners or filed with the Securities and Exchange Commission (including reports on SEC Forms 10-K, 10-Q and 8-K).

          (e) Promptly after the Borrower knows or has reason to know of the occurrence of any "reportable event" under Section 4043 of ERISA applicable to the Borrower or any ERISA Affiliate, a certificate of the president or chief financial officer of the Borrower setting forth the details as to such "reportable event" and the action that the Borrower or the ERISA Affiliate has taken or will take with respect thereto, and promptly after the filing or receiving thereof, copies of all reports and notices that the Borrower and each Consolidated Entity files under ERISA with the Internal Revenue Service or the PBGC or the United States Department of Labor.

          (f) Promptly after the Borrower or any of its Consolidated Entities becomes aware of the commencement thereof, notice of any investigation, action, suit or proceeding before any Governmental Authority involving the condemnation or taking under the power of eminent domain of any of its property or the revocation or suspension of any permit, license, certificate of need or other governmental requirement applicable to any Facility.

          (g)  Within  10  days of the  receipt  by the  Borrower  or any of its
     Consolidated Entities, copies of all material deficiency notices, compliance orders or adverse reports issued by any Governmental Authority or accreditation commission having jurisdiction over licensing, accreditation or operation of a Facility or by any Governmental Authority or private insurance company pursuant to a provider agreement, which, if not promptly complied with or cured, could result in the suspension or forfeiture of any license, certification or accreditation necessary in order for such Facility to carry on its business as then conducted or the termination of any material insurance or reimbursement program available to such Facility.

          (h) Such other information regarding any Facility or the financial condition or operations of the Borrower or its Consolidated Entities as the Agent shall reasonably request from time to time or at any time.

     30.2. Maintain Properties. Maintain all properties necessary to its operations in good working order and condition, make all needed repairs, replacements and renewals to such properties, and maintain free from Liens all trademarks, trade names, service marks, patents, copyrights, trade secrets, know-how, and other intellectual property and proprietary information (or adequate licenses thereto), in each case as are reasonably necessary to conduct its business as currently conducted or as contemplated hereby, all in accordance with customary and prudent business practices.

     30.3. Existence, Qualification, Etc. Except as otherwise expressly permitted under Section 8.4, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary.

     30.4. Regulations and Taxes. Comply in all material respects with or contest in good faith all statutes and governmental regulations and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, would become a Lien against any of its properties except liabilities being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves acceptable to the Borrower's independent certified public accountants have been established unless and until any Lien resulting therefrom attaches to any of its property and becomes enforceable by its creditors.

     30.5. Insurance. At all times maintain in force, and pay all premiums and costs related to, insurance coverages in amounts deemed by the management of the Borrower to be sufficient in accordance with usual and customary business practices and any other coverages required under applicable governmental requirements. The Borrower shall deliver to the Agent annually on or before each anniversary date of this Agreement, and at such other time or times as the Agent may request (but not more often than monthly), a certificate of the president or chief financial officer of the Borrower setting out in such detail as the Agent may reasonably require a description of all insurance coverages maintained by the Borrower and each Consolidated Entity. The Agent shall have no obligation to give the Borrower or any Consolidated Entity notice of any notification received by the Agent with respect to any insurance policies or take any steps to protect the Borrower's or any Consolidated Entity's interests under such policies.

     30.6. True Books. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions, and set up on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements.

     30.7. Right of Inspection. Permit any Person designated by the Agent to visit and inspect any of the properties, corporate books and financial reports of the Borrower or any Subsidiary and to discuss its affairs, finances and accounts with its principal officers and independent certified public accountants, all at reasonable times, at reasonable intervals and with reasonable prior notice.

     30.8. Observe all Laws. Conform to and duly observe, and cause all Contract Providers to conform to and duly observe, in all material respects all laws, rules  and  regulations  and all  other  valid  requirements  of any  regulatory authority with respect to the conduct of its business, including without limitation Titles XVIII and XIX of the Social Security Act, Medicare
Regulations, Medicaid Regulations, and all laws, rules and regulations of Governmental Authorities pertaining to the licensing of professional and other health care providers, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     30.9. Governmental Licenses. Obtain and maintain, and use reasonable effort to cause all Contract Providers to obtain and maintain, all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and herein contemplated, including without limitation professional licenses, Medicaid Certifications and Medicare Certifications, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     30.10. Covenants Extending to Other Persons. Cause each of its Consolidated Entities to do with respect to itself, its business and its assets, each of the things required of the Borrower in Sections 7.2 through 7.9, 7.15 and 7.16 inclusive.

     30.11. Officer's Knowledge of Default. Upon any Executive Officer of the Borrower obtaining knowledge of any Default or Event of Default or any default or event of default under any other obligation of the Borrower or any Consolidated Entity to any Lender, or any event, development or occurrence which could reasonably be expected to have a Material Adverse Effect, cause such Executive Officer or an Authorized Representative to promptly notify the Agent of the nature thereof, the period of existence thereof, and what action the Borrower or such Consolidated Entity proposes to take with respect thereto. The Agent shall notify the Lenders of receipt of such notice.

     30.12. Suits or Other Proceedings. Upon any Executive Officer of the Borrower obtaining knowledge of any litigation or other proceedings being instituted (i) against the Borrower or any Subsidiary, or any attachment, levy, execution or other process being instituted against any assets of the Borrower or any Subsidiary or Controlled Partnership, which if adversely determined could reasonably be likely to have a Material Adverse Effect or (ii) against the Borrower, any Subsidiary or any Contract Provider (but only with respect to services provided to the Borrower or any Consolidated Entity) to suspend, revoke or terminate any Medicaid Provider Agreement, Medicaid Certification, Medicare Provider Agreement or Medicare Certification, which suspension, revocation or termination could reasonably be likely to have a Material Adverse Effect, cause such Executive Officer or an Authorized Representative to promptly deliver to the Agent written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process.

     30.13. Notice of Discharge of Hazardous Material or Environmental Complaint. Promptly provide to the Agent true, accurate and complete copies of any and all notices, complaints, orders, directives, claims, or citations received by the Borrower or any Consolidated Entity relating to any of the following which is likely to have a Material Adverse Effect: (a) violation or alleged violation by the Borrower or any Consolidated Entity of any applicable Environmental Law; (b) release or threatened release by the Borrower or any Consolidated Entity, or at any Facility or property owned or leased or operated by the Borrower or any Consolidated Entity, of any Hazardous Material, except where occurring legally; or (c) liability or alleged liability of the Borrower or any Consolidated Entity for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials.

     30.14. Environmental Compliance. If the Borrower or any Consolidated Entity shall receive any letter, notice, complaint, order, directive, claim or citation from any Governmental Authority alleging that the Borrower or any Consolidated Entity has violated any Environmental Law or is liable for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials within the time period permitted by the applicable Environmental Law or the Governmental Authority responsible for enforcing such Environmental Law, remove or remedy, or cause the applicable Consolidated Entity to remove or remedy, such violation or release or satisfy such liability unless and only during the period that the applicability of such Environmental Law, the fact of such violation or liability or what is required to remove or remedy such violation is being contested by the Borrower or the applicable Consolidated Entity by appropriate proceedings diligently conducted and all reserves with respect thereto as may be required under GAAP, if any, have been made, and no Lien in connection therewith shall have attached to any property of the Borrower or the applicable Consolidated Entity which shall have become enforceable against creditors of such Person.

     30.15. Continuation of Current Business. Not engage in any business other than the business now being conducted by the Borrower and other businesses directly related to such services.

     30.16. Management Contracts. Not enter into any agreement whereby the management, supervision or control of its business or any Facility shall be delegated to or placed in any persons other than its governing body and officers, the Borrower or a Consolidated Entity, except that management of the Facility owned by Vanderbilt Stallworth Rehabilitation Hospital, L.P. is vested in part in a Governance Committee and in part in a Subsidiary of the Borrower pursuant to the applicable limited partnership agreement and a management agreement.

                                  ARTICLE XXXI

                               Negative Covenants

     Until the Bridge Termination Date and termination of this Agreement in accordance with the terms hereof, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, nor (to the extent expressly set forth below) will it permit any Consolidated Entity to:

     31.1. Financial Covenants.

          (a) Minimum Net Worth. Permit Consolidated Net Worth to be less than $917,711,000 plus (A) 50% of Consolidated Net Income (if positive and including for purposes of this Section 8.1(a) only any extraordinary gain), on an ongoing basis for each fiscal quarter beginning with the fiscal quarter ended March 31, 1996, plus (B) the aggregate amount of all increases, if any, in its capital accounts resulting from the issuance of Capital Stock or conversion of debt into Capital Stock or other securities properly classified as equity in accordance with generally accepted accounting principles, or from the sale or other disposition of treasury shares, from the date of this Agreement through the date of determination plus (c) without duplication, any addition to Consolidated Stockholders' Equity resulting from an Acquisition after the Closing Date which shall be accounted for on a pooling-of-interests basis.

          (b) Consolidated EBITDA to Consolidated Interest Expense Ratio. Permit the ratio of Consolidated EBITDA to Consolidated Interest Expense at any time to be less than or equal to 2.50 to 1.00.

          (c) Consolidated Indebtedness to Consolidated Total Capital. Permit the ratio of Consolidated Indebtedness to Consolidated Total Capital at any time to equal or exceed .65 to 1.00.

     31.2.  Investments  and Loans.  Purchase  or  otherwise  acquire any stock, security, obligation or evidence of indebtedness of, make any capital contribution to, own any equity interest in, or make any loan or advance to, any other Person; provided, however, that the Borrower and its Consolidated Entities may (A) continue to hold all stock of and own partnership interests in the Persons that constitute Consolidated Entities on the Closing Date and Persons that thereafter become Consolidated Entities as a result of Acquisitions permitted under Section 8.8; (B) make Permitted Investments; and (C) make investments in an amount not exceeding 15% of Consolidated Total Assets.

     31.3. Indebtedness. Permit to exist Indebtedness, howsoever evidenced, of Subsidiaries and Controlled Partnerships (exclusive of Indebtedness to the Borrower) in an aggregate amount at any time exceeding the greater of $70,000,000 or 15% of Consolidated Tangible Net Worth, excluding, however, Indebtedness of Subsidiaries and Controlled Partnerships existing as of the date hereof and described on Schedule 8.3.

     31.4.  Existing  Facility.  Make any  payment of the  principal  portion of
Indebtedness   (other  than  amounts   which  are   simultaneously   reborrowed)
outstanding under the Existing Agreement if there are any Bridge Outstandings.

     31.5. Consolidation or Merger. Merge or consolidate with another Person unless (i) in the case of a merger or consolidation of the Borrower, the Borrower is the continuing or surviving entity, (ii) in the case of a merger or consolidation involving a Consolidated Entity, the continuing or surviving entity is majority-owned by the Borrower (with such majority ownership constituting a controlling interest), and (iii) before and after giving effect to the proposed merger or consolidation, no Default or Event of Default shall exist.

     31.6. Liens. Incur, create, assume or permit to exist any Lien upon any of its accounts receivable, contract rights, chattel paper, inventory, equipment, instruments, general intangibles or other personal or real property of any character, whether now owned or hereafter acquired, other than (i) Liens that constitute Permitted Encumbrances, and (ii) Liens on assets which at no time have a book value of greater than 5% of Consolidated Total Assets.

     31.7. Dividends and Distributions. Permit any Consolidated Entity to be or become subject to any restrictions on the ability of such Consolidated Entity to pay dividends or to make partnership distributions other than as required by this Agreement or restrictions imposed by applicable law.

     31.8. Acquisitions. Enter into any agreement to acquire any Person or Facility unless (i) the Person or Facility to be acquired is in substantially the same line of business presently engaged in by the Borrower or its Consolidated Entities, and (ii) if the Cost of Acquisition exceeds $150,000,000 the Borrower shall have furnished to the Agent (A) pro forma historical financial statements as of the end of the most recently completed Fiscal Year of the Borrower and most recent interim fiscal quarter, if applicable, giving effect to such Acquisition and (B) a Compliance Certificate prepared on an historical pro forma basis giving effect to such Acquisition, which certificate shall demonstrate that no Default or Event of Default would exist immediately after giving effect thereto.

     31.9. Restricted Payments. Make any Restricted Payment or apply or set apart any of their assets therefor or agree to do any of the foregoing; provided, however, the Borrower may make the Restricted Payments in any Fiscal Year (on a non-cumulative basis, with the effect that amounts not paid in any Fiscal Year may not be carried over for payment in a subsequent period) if immediately prior and immediately after giving effect thereto no Default or Event of Default shall exist or occur and be continuing.

     31.10. Compliance with ERISA. With respect to any Pension Plan, Employee Benefit Plan or Multiemployer Plan:

          (a) permit the occurrence of any Termination Event which would result in a liability on the part of the Borrower or any ERISA Affiliate to the PBGC which liability would have a Material Adverse Effect; or

          (b) permit the present value of all benefit liabilities under all Pension Plans to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities; or

          (c) permit any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived; or

          (d) fail to make any contribution or payment to any Multiemployer Plan which the Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or

          (e) engage, or permit any Subsidiary or any ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Section 4975 of the Code for which a civil penalty pursuant to Section 502(I) of ERISA or a tax pursuant to Section 4975 of the Code may be imposed; or

          (f) permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to the Borrower or any ERISA Affiliate or increase the obligation of the Borrower or any ERISA Affiliate to a Multiemployer Plan which liability or increase, individually or together with all similar liabilities and increases, is in excess of $5,000,000; or

          (g) fail, or permit any Subsidiary or any ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Code, all applicable Foreign Benefit Laws and all other applicable laws and the regulations and interpretations thereof.

     31.11. Fiscal Year. Change its Fiscal Year (other than a change to conform the fiscal year of a Consolidated Entity to that of the Borrower).

     31.12. Dissolution, etc. Wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except in connection with a merger or consolidation permitted pursuant to Section 8.5.

                                  ARTICLE XXXII

                       Events of Default and Acceleration

     32.1. Events of Default. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), that is to say:

          (a) the Borrower shall fail to pay (i) when due any principal payable under the terms of any Note or any Reimbursement Obligation or (ii) not later than five Business Days of the date when due any interest or fees payable under the terms of any Note or any other amount payable under this Agreement or any other of the other Obligations or any other amount owed to the Agent or any of the Lenders under or in connection with the Loan Documents; or

          (b) The Borrower or any Material Group shall default in the performance or observance of any other provision of this Agreement (other than the provisions of Article VII and Article VIII), except as covered by clause (a) above, and shall not cure such default within thirty days after the first to occur of (i) the date the Agent or any Lender gives written or telephonic notice of such default to the Borrower or (ii) the date the Borrower otherwise has notice thereof; or

          (c) the Borrower or any Material Group shall default in the observance or performance of any provision in Article VII or Article VIII; or

          (d) the Agent shall reasonably determine that any statement, certification, representation or warranty contained herein, or in any of the other Loan Documents or in any report, financial statement, certificate or other instrument delivered to the Agent or any Lender by or on behalf of the Borrower or any Consolidated Entity, was misleading or untrue in any material respect at the time it was made or deemed made; or

          (e) default shall be made (i) in the payment of any Indebtedness exceeding $5,000,000 (other than the Obligations) of the Borrower or any Consolidated Entity when due or (ii) in the performance, observance or fulfillment of any term or covenant contained in any agreement or instrument under or pursuant to which any such Indebtedness may have been issued, created, assumed, guaranteed or secured by Borrower or any Consolidated Entity, if the effect of such default in the performance, observance or fulfillment is to accelerate the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity, and such default shall not be cured within 10 days after the occurrence of such default, and the amount of the Indebtedness involved exceeds $5,000,000; or

          (f) the Borrower or any Material Group shall fail to pay or admit in writing its inability to pay its or their debts generally as they come due, or a receiver, trustee, liquidator or other custodian shall be appointed for the Borrower or any Material Group or for any of the property of the Borrower or any Material Group or a petition in bankruptcy, or under any insolvency law, shall be filed by or against the Borrower or any Material Group or the Borrower or any Material Group shall apply for the benefit of, or take advantage of, any law for relief of debtors, or enter into an arrangement or composition with, or make an assignment for the benefit of, creditors; or

          (g) final judgment for the payment of money in excess of any aggregate of $500,000 shall be rendered against the Borrower or any Material Group, and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed; or

          (h) an event of default, as therein defined, shall occur under any other Loan Document; or

          (i) any of the Notes or LC Account Agreement shall be deemed unenforceable by a court of competent jurisdiction or shall no longer be effective; or

          (j) the Borrower or any Consolidated Entity shall, other than in the ordinary course of business (as determined by past practices), suspend all or any part of its operations material to the conduct of the business of the Borrower and its Consolidated Entities, taken as a whole, for a period of more than 60 days;

          (k) the Borrower or any Consolidated Entity shall breach any of the material terms or conditions of any agreement under which any Rate Hedging Obligations are created and such breach shall continue beyond any grace period, if any, relating thereto pursuant to the terms of such agreement, or the Borrower or any Consolidated Entity shall disaffirm or seek to disaffirm any such agreement or any of its obligations thereunder;

          (l) there shall occur (i) any cancellation, revocation, suspension or termination of any Medicare Certification, Medicare Provider Agreement, Medicaid Certification or Medicaid Provider Agreement affecting the Borrower, any Subsidiary or any Contract Provider, or (ii) the loss of any other permits, licenses, authorizations, certifications or approvals from any federal, state or local Governmental Authority or termination of any contract with any such authority, in either case which cancellation, revocation, suspension, termination or loss (X) in the case of any suspension or temporary loss only, continues for a period greater than 60 days and (Y) results in the suspension or termination of operations of the Borrower or any Subsidiary or in the failure of the Borrower or any Subsidiaries or any Contract Provider to be eligible to participate in Medicare or Medicaid programs or to accept assignments of rights to reimbursement under Medicaid Regulations or Medicare Regulations, if and only if such Person, in the ordinary course of business, participates in the Medicare or Medicare programs or accepts assignments of rights to reimbursement thereunder; provided that any such events described in this
     Section 9.1(l) shall constitute an Event of Default only if such event shall result either singly or in the aggregate in the termination, cancellation, suspension or material impairment of operations or rights to reimbursement which produce 5% or more of the Borrower's gross revenues (on an annualized basis); or

          (m) there shall occur a Change of Control;

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall then be continuing and shall have not been waived,

          (A) either or both of the following actions may be taken: (i) the Agent, with the consent of the Required Lenders, may, and at the direction of the Required Lenders shall, declare any obligation of the Lenders and the Issuing Bank to make further Loans or to issue additional Letters of Credit terminated, whereupon the obligation of each Lender to make further Loans and of the Issuing Bank to issue additional Letters of Credit hereunder shall terminate immediately, and (ii) the Agent shall at the direction of the Required Lenders, at their option, declare by notice to the Borrower any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrower to the Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (f) above, then the obligation of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Agent or the Required Lenders or notice to the Agent or the Lenders; and

          (B) the Borrower shall, upon demand of the Agent or the Required Lenders, deposit cash with the Agent in an amount equal to the aggregate amount remaining undrawn under all outstanding Letters of Credit, as collateral security for the repayment of any future drawings or payments under such Letters of Credit, and such amounts shall be held by the Agent pursuant to the terms of the LC Account Agreement; and

          (C) the Agent and each of the Lenders shall have all of the rights and remedies available under the Loan Documents or under any applicable law.

     32.2. Agent to Act. In case any one or more Events of Default shall occur and be continuing and not have been waived, the Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

     32.3. Cumulative Rights. No right or remedy herein conferred upon the Lenders or the Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

     32.4. No Waiver. No course of dealing between the Borrower and any Lender or the Agent or any failure or delay on the part of any Lender or the Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

     32.5. Allocation of Proceeds. If an Event of Default has occurred and not been waived, and the maturity of the Notes has been accelerated pursuant to this
Article IX, all payments received by the Agent hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder, shall be applied by the Agent in the following order:

          (i)  amounts due to the  Lenders  pursuant to Section  2.11 or Section
     11.6;

          (ii) amounts due to the Agent and the Issuing Bank pursuant to Section 10.11, Section 3.3 and Section 3.4;

          (iii) payments of interest, to be applied pro rata based on the proportion which the principal amount of outstanding Loans and
     Reimbursement Obligations of each Lender bears to the total of all outstanding Loans and Reimbursement Obligations;

          (iv) payments of principal, to be applied pro rata based on the proportion which the principal amount of outstanding Loans and
     Reimbursement Obligations of each Lender bears to the total of all outstanding Loans and Reimbursement Obligations;

          (v) payment of cash amounts to the Agent pursuant to Section 9.1;

          (vi) payments of all other amounts due under this Agreement, if any, to be applied in accordance with each Lender's pro rata share of all such other amounts due to the Lenders; and

          (vii) any surplus remaining after application as provided for herein, to the Borrower or otherwise as may be required by applicable law.

                                 ARTICLE XXXIII

                                    The Agent

     33.1. Appointment. Each Lender hereby irrevocably designates and appoints NationsBank as the Agent for the Lenders under this Agreement, and each of the Lenders hereby irrevocably authorizes NationsBank as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are expressly delegated to the Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any of the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

     33.2. Attorneys-in-fact. The Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence, gross negligence or willful misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     33.3. Limitation on Liability. Neither the Agent nor any of its officers, directors, employees, agents or attorneys-in-fact shall be liable to the Lenders for any action lawfully taken or omitted to be taken by it or them under or in connection with the Loan Documents except for its or their own gross negligence or willful misconduct. Neither the Agent nor any of its Affiliates shall be responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer or representative thereof contained in any Loan Document, or in any certificate, report, statement or other document referred to or provided for in or received by the Agent under or in connection with any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Loan Document, or for any failure of the Borrower to perform its obligations under any Loan Document, or for any recitals, statements, representations or warranties made, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any collateral. The Agent shall not be under any obligation to any of the Lenders to ascertain or to inquire as to the observance or performance of any of the terms, covenants or conditions of any Loan Document on the part of the Borrower or to inspect the properties, books or records of the Borrower or its Subsidiaries.

     33.4. Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent certificate, affidavit, letter, cablegram, telegram, telefacsimile or telex message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless an Assignment and Acceptance shall have been filed with and accepted by the Agent. The Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive advice or concurrence of the Lenders or the Required Lenders as provided in this Agreement or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request of the Required Lenders or all Lenders as required in this Agreement, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all present and future holders of the Notes.

     33.5. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received notice from a Lender, an Authorized Representative or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders or all Lenders as required in this Agreement; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interests of the Lenders.

     33.6. No Representations. Each Lender expressly acknowledges that neither the Agent nor any of its affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower or its Consolidated Entities, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the financial condition, creditworthiness, affairs, status and nature of the Borrower and each Consolidated Entity and made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Loan Documents and to make such investigation as it deems necessary to inform itself as to the status and affairs, financial or otherwise, of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower and its Subsidiaries which may come into the possession of the Agent or any of its affiliates.

     33.7. Indemnification. Each of the Lenders agrees to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower or any of its Consolidated Entities and without limiting any obligations of the Borrower or any of its Consolidated Entities to do so), ratably according to the respective principal amount of the Notes held by them (or, if no Notes are outstanding, ratably in accordance with their respective Applicable Commitment Percentages as then in effect) from and against any and all liabilities, obligations, losses (excluding any losses suffered by the Agent as a result of the Borrower's failure to pay any fee owing to the Agent), damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time (including without limitation at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of any Loan Document or any other document contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. The agreements in this Section 10.7 shall survive the payment of the Obligations and following the Bridge Termination Date.

     33.8. Lender. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and its Subsidiaries as though it were not the Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity.

     33.9. Resignation. If the Agent shall resign as Agent under this Agreement, then the Required Lenders may appoint, with the consent, so long as there shall not have occurred and be continuing a Default or Event of Default, of the Borrower, which consent shall not be unreasonably withheld, a successor Agent for the Lenders, which successor Agent shall be a commercial bank organized under the laws of the United States or any state thereof, having a combined surplus and capital of not less than $500,000,000, whereupon such successor Agent shall succeed to the rights, powers and duties of the former Agent and the obligations of the former Agent shall be terminated and canceled, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement; provided, however, that the former Agent's resignation shall not become effective until such successor Agent has been appointed and has succeeded of record to all right, title and interest in any collateral held by the Agent; provided, further, that if the Required Lenders and, if applicable, the Borrower cannot agree as to a successor Agent within ninety (90) days after such resignation, the Agent shall appoint a successor Agent which satisfies the criteria set forth above in this Section 10.9 for a successor Agent and the parties hereto agree to execute whatever documents are necessary to effect such action under this Agreement or any other document executed pursuant to this Agreement; provided, however that in such event all provisions of the Loan Documents, shall remain in full force and effect. After any retiring Agent's resignation hereunder as Agent, the provisions of this
Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     33.10. Sharing of Payments, etc. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, set-off, counterclaim or otherwise, obtain payment with respect to its Obligations (other than pursuant to Section 2.10 or Article IV) which results in its receiving more than its pro rata share of the aggregate payments with respect to all of the Obligations (other than any payment expressly provided hereunder to be distributed on other than a pro rata basis and payments pursuant to Article IV), then (a) such Lender shall be deemed to have simultaneously purchased from the other Lenders a share in their Obligations so that the amount of the Obligations held by each of the Lenders shall be pro rata and (b) such other adjustments shall be made from time to time as shall be equitable to insure that the Lenders share such payments ratably; provided, however, that for purposes of this Section 10.10 the term "pro rata" shall be determined with respect to the Bridge Commitment of each Lender and to the Total Bridge Commitment after subtraction in each case of amounts, if any, by which any such Lender has not funded its share of the outstanding Loans and Obligations. If all or any portion of any such excess payment is thereafter recovered from the Lender which received the same, the purchase provided in this Section 10.10 shall be rescinded to the extent of such recovery, without interest. The Borrower expressly consents to the foregoing arrangements and agrees that each Lender so purchasing a portion of the other Lenders' Obligations may exercise all rights of payment (including, without limitation, all rights of set-off, banker's lien or counterclaim) with respect to such portion as fully as if such Lender were the direct holder of such portion.

     33.11. Fees. The Borrower agrees to pay to the Agent, for its individual account, in advance a quarterly Agent's fee in such amount as from time to time agreed to by the Borrower and Agent in writing.

     33.12. Independent Agreements. The provisions contained in Sections 10.1 through 10.8 and 10.10 (other than the last sentence thereof) constitute independent obligations and agreements of the Agent and the Lenders and the Borrower shall not be deemed a party thereto nor bound thereby. Borrower does acknowledge the rights of Lenders and Agent under Sections 10.9 and 10.11 and the last sentence of Section 10.10.

                                  ARTICLE XXXIV

                                  Miscellaneous

     34.1. Assignments and Participations. (a) At any time after the Closing Date each Lender may, with the prior consent of the Agent and (so long as no Default or Event of Default shall have occurred and be continuing) the Borrower, which consents shall not be unreasonably withheld, assign to one or more banks or financial institutions all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of any Notes payable to its order); provided, that (i) each such assignment shall be of a constant and not a varying percentage of all of the assigning Lender's rights and obligations under the Letter of Credit Facility and the Bridge Facility,
(ii) for each assignment involving the issuance and transfer of Notes, the assigning Lender shall execute an Assignment and Acceptance and the Borrower hereby agrees to execute replacement Notes to give effect to such assignment,
(iii) the minimum Bridge Commitment which shall be assigned is (x) $5,000,000, in the case of an assignment by one existing Lender to another existing Lender, and (y) $10,000,000 in all other cases, and in multiples of $1,000,000 in excess thereof (together with which the assigning Lender's applicable portion of Participations and the Letter of Credit Commitment shall also be assigned), (iv) such assignee shall have an office located in the United States, and (v) no consent of the Borrower or the Agent shall be required in connection with any assignment by a Lender to an affiliate of such Lender. Upon such execution, delivery, approval and acceptance, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder or under any such Notes have been assigned or negotiated to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and a holder of such Notes and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder or under such Note have been assigned or negotiated by it pursuant to such Assignment and Acceptance, relinquish its rights, other than those set forth in Section 3.2(g), Article IV, Section 11.6 and Section 11.12 of this Agreement and be released from its obligations under this Agreement. Except as otherwise provided herein, any Lender who makes an assignment shall pay to the Agent a one-time administrative fee of $3,000 which fee shall not be reimbursed by the Borrower.

     (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) the assignment made under such Assignment and Acceptance is made under such Assignment and Acceptance without recourse to such assignor; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to (x) the statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto, (y) the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents or any other document or instrument furnished pursuant hereto, or (z) the financial condition of the Borrower or its Subsidiaries or the performance or observance by the Borrower or any Subsidiary of any of its obligations under any Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements delivered pursuant to Section 6.6(a) or Section 7.1, as the case may be, and such other Loan Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Loan Document; (v) such assignee appoints and authorizes the Agent to take such action as Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender and a holder of such Notes.

     (c) The Agent shall maintain at its address referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it.

     (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, the Agent shall give prompt notice thereof to Borrower.

     (e) Nothing herein shall prohibit any Lender from pledging or assigning, without notice to or consent of the Borrower or the Agent and without the payment of the administrative fee referred to in Section 13.1(a), any Note to any Federal Reserve Bank in accordance with applicable law.

     (f) Each Lender may sell participations at its expense to one or more banks or other entities as to all or a portion of its rights and obligations under this Agreement; provided, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender shall remain the holder of any Note issued to it for the purpose of this Agreement, (iv) such participations shall be in a minimum amount of $5,000,000 and, if greater, an amount which is an integral multiple of $1,000,000 and shall include an allocable portion of such Lender's Participations, (v) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and with regard to any and all payments to be made under this Agreement; provided, that the participation agreement between a Lender and its participants may provide that such Lender will obtain the approval of such participant prior to such Lender's agreeing to any amendment or waiver of any provisions of any Loan Document which would (A) extend the maturity of any Note or scheduled payment of any Obligations, (B) reduce the interest rates, unused fees or letter of credit facility fees hereunder or (C) increase or extend the termination date of the Bridge Commitment of the Lender granting the participation, and (vi) the sale of any such participations which require Borrower to file a registration statement with the United States Securities and Exchange Commission or under the securities regulations or laws of any state shall not be permitted.

     (g) The Borrower may not assign any rights, powers, duties or obligations under this Agreement or the other Loan Documents without the prior written consent of all the Lenders.

     34.2. Notices. Any notice shall be conclusively deemed to have been received by any party hereto and be effective (i) on the day on which delivered (including hand delivery by commercial courier service) to such party (against receipt therefor), (ii) on the date of receipt at such address, telefacsimile number or telex number as may from time to time be specified by such party in written notice to the other parties hereto or otherwise received), in the case of notice by telegram, telefacsimile or telex, respectively (where the receipt of such message is verified by return), or (iii) on the fifth Business Day after the day on which mailed, if sent prepaid by certified or registered mail, return receipt requested, in each case delivered, transmitted or mailed, as the case may be, to the address, telex number or telefacsimile number, as appropriate, set forth below or such other address or number as such party shall specify by notice hereunder:

                  (a)      if to the Borrower:

                           Michael D. Martin, Executive Vice President, Chief
                              Financial Officer and Treasurer

                           HEALTHSOUTH Corporation
                           One HealthSouth Parkway
                           Birmingham, Alabama  35243

                           with a copy to:

                           William W. Horton
                           HEALTHSOUTH Corporation
                           One HealthSouth Parkway
                           Birmingham, Alabama  35243

                  (b)      if to the Agent at:

                           One Independence Center
                           15th Floor
                           101 North Tryon Street
                           Charlotte, North Carolina  28255
                           Attention:  Agency Services

                  (c) if to NationsBank in its capacity as issuer of the Letters of Credit:

                           NationsBank, N.A.
                           One Independence Center, 15th Floor
                           101 North Tryon Street
                           Charlotte, North Carolina  28255
                           Attention:  Letter of Credit Department

                  (d)      if to the Lenders:

                           At the addresses set forth on the signature pages hereof and on the signature page of each Assignment and Acceptance.

     34.3. No Waiver. No failure or delay on the part of the Agent, any Lender or the Borrower in the exercise of any right, power or privilege hereunder shall operate as a waiver of any such right, power or privilege nor shall any such failure or delay preclude any other or further exercise thereof. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

     34.4. Setoff. The Borrower agrees that the Agent and each Lender shall have a lien for all the Obligations of the Borrower upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Agent or such Lender or otherwise in the possession or control of the Agent or such Lender (other than for safekeeping) for any purpose for the account or benefit of the Borrower and including any balance of any deposit account or of any credit of the Borrower with the Agent or such Lender, whether now existing or hereafter established, hereby authorizing the Agent and each Lender at any time or times from and after the occurrence of a Default or an Event of Default with or without prior notice to set off against and apply such balances or any part thereof to such of the Obligations of the Borrower to the Lenders then past due and in such amounts as they may elect, and whether or not the collateral or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Agent or such Lender as soon as the same may be put in transit to it by mail or carrier or by other bailee.

     34.5. Survival. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect so long as any of Obligations remain outstanding or any Lender has any commitment hereunder or the Borrower has continuing obligations hereunder unless otherwise provided herein. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrower which are contained in the Loan Documents shall inure to the benefit of the successors and permitted assigns of the Lenders or any of them.

     34.6. Expenses. The Borrower agrees (a) to pay or reimburse the Agent for all its reasonable and customary out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, this Agreement or any of the other Loan Documents, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable and customary fees and disbursements of counsel to the Agent, (b) to pay or reimburse the Agent and, after an Event of Default, each Lender for all their reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, including without limitation, the reasonable fees and disbursements of their counsel, (c) to pay, indemnify and hold harmless the Agent and each Lender from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure of Borrower to pay or delay of Borrower in paying, documentary, stamp, excise, withholding and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, and (d) from and after the occurrence of any Event of Default to pay, and indemnify and hold harmless the Agent and each Lender from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement or in any respect relating to the transactions contemplated hereby or thereby, (all the foregoing, collectively, the "indemnified liabilities"); provided, however, that the Borrower shall have no obligation hereunder with respect to indemnified liabilities arising from (i) the willful misconduct or negligence of the party seeking indemnification, (ii) legal proceedings commenced against the Agent or any Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such, (iii) any taxes imposed upon the Agent or any Lender other than the documentary, stamp, excise, withholding and similar taxes described in clause
(c) above or any tax resulting from any change described in Section 4.1, which tax would be payable to Lenders by Borrower pursuant to Article IV, (iv) taxes imposed as a result of a transfer or assignment of any Note, participation or assignment of a portion of its rights, (v) any taxes imposed upon any transferee of any Note, or (vi) by reason of the failure of the Agent or any Lender to perform its or their obligations under this Agreement. The agreements in this subsection shall survive the Bridge Termination Date.

     34.7. Amendments. No amendment, modification or waiver of any provision of this Agreement or any of the other Loan Documents and no consent by the Lenders to any departure therefrom by the Borrower shall be effective unless such amendment, modification or waiver shall be in writing and signed by the Agent and the Borrower, but only upon having received the written consent of the Required Lenders, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing; provided, however, that no such amendment, modification or waiver

          (i) which  changes,  extends or waives any  provision  of Section 2.6,
     Section 2.9, Section 3.3(a), Section 5.1(a), Section 7.11, Section 10.10, this Section 11.7 or Section 11.15, the amount of or the due date of any scheduled installment or other payment of or reduces the rate of interest or other amounts payable on or with respect to any Obligation, which changes the definition of Required Lenders, which increases or extends the Bridge Commitment of any Lender or which increases or extends the Stated Termination Date (including any extension of the expiry date of a Letter of Credit beyond the Stated Termination Date) or which waives any condition to the making of any Loan or the issuance of any Letter of Credit shall be effective unless in writing and signed by each of the Lenders; provided, however, the Required Lenders may in their sole discretion waive any Default or Event of Default (other than any Event of Default under Section 9.1(a) as to which only the Lender which is the payee of a Note may waive the failure to make a payment of principal or interest due on such Note and
     Section 9.1(f) as to which all Lenders must waive such Event of Default);

          (ii) which affects the rights, privileges, immunities or indemnities of the Agent, shall be effective unless in writing and signed by the Agent.

Notwithstanding any provision of the other Loan Documents to the contrary, as between the Agent and the Lenders, execution by the Agent shall not be deemed conclusive evidence that the Agent has obtained the written consent of the Required Lenders; however, the Borrower shall be entitled to rely on the signature of the Agent as evidence of consent. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances, except as provided by law or as otherwise expressly provided herein. No delay or omission on any Lender's, the Agent's or the Borrower's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

     34.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully- executed counterpart.

     34.9. Waivers by Borrower. IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE LOANS, ANY OF THE NOTES, ANY OF THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING BETWEEN THE BORROWER AND THE LENDERS OR THE AGENT, THE BORROWER AND EACH LENDER AND THE AGENT HEREBY WAIVE, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY IN CONNECTION WITH ANY SUCH LITIGATION.

     The Borrower, the Agent and the Lenders believe that, inasmuch as this Agreement and the transactions contemplated hereby have been entered into and consummated outside the State of Alabama, such transactions constitute transactions in interstate commerce, so that neither the Agent nor any of the Lenders is required, solely by entering into this Agreement and consummating the transactions contemplated hereby, to qualify to do business as a foreign corporation within the State of Alabama. Notwithstanding the foregoing, however, the Borrower hereby irrevocably waives all rights that it may have to raise, in any action brought by any of the Lenders or the Agent to enforce the rights of the Lenders and the Agent hereunder or under any of the other Loan Documents, or the obligations of the Borrower hereunder or thereunder, any defense which is based upon the failure of any of the Lenders or the Agent to qualify to do business as a foreign corporation in the State of Alabama, including, but not limited to, any defenses based upon ss. 232 of the Alabama Constitution of 1901, ss. 10-2B-15.01 of the Code of Alabama (1975) or ss. 40-14-4 of the Code of Alabama (1975), or any successor provision to any thereof. The foregoing waiver is made knowingly and voluntarily and is a material inducement for the Agent and the Lenders to enter into the transactions contemplated by this Agreement or any of the other Loan Documents.

     34.10. Termination. The termination of this Agreement shall not affect any rights of the Borrower, the Lenders or the Agent or any obligation of the Borrower, the Lenders or the Agent, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Agent for the benefit of the Lenders hereunder and under the other Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations have been paid in full after the termination hereof or the Borrower has furnished the Lenders and the Agent with an indemnification satisfactory to the Agent and each Lender with respect thereto. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until payment in full of the Obligations unless otherwise provided herein. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrower shall be liable to, and shall indemnify and hold such Lender harmless for, the amount of such payment surrendered until such Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

     34.11. Governing Law. ALL DOCUMENTS EXECUTED PURSUANT TO THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING, WITHOUT LIMITATION, THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS SHALL BE DEEMED TO BE CONTRACTS MADE UNDER, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS AND JUDICIAL DECISIONS OF THE STATE OF NORTH CAROLINA. THE BORROWER HEREBY SUBMITS TO THE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS OF NORTH CAROLINA FOR THE PURPOSES OF RESOLVING DISPUTES HEREUNDER OR ARISING OUT OF THE TRANSACTION CONTEMPLATED HEREBY OR FOR THE PURPOSES OF COLLECTION.

     34.12. Indemnification. In consideration of the execution and delivery of this Agreement by the Agent and each Lender and the extension of the Bridge Commitments, and so long as the Agent and Lenders have fulfilled their obligations hereunder, the Borrower hereby indemnifies, exonerates and holds free and harmless the Agent and each Lender and each of their respective officers, directors, employees, affiliates and agents (collectively, the "Indemnified Parties") from and against any and all actions, causes of action, claims, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to, any of the following:

          (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or supported by any Letter of Credit;

          (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties;

          (c) provided Lenders have no ownership interest in real property of Borrower, any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the release by the Borrower or any of its Subsidiaries or Controlled Partnerships of any hazardous waste material; or

          (d) provided Lenders have no ownership interest in real property of Borrower, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from any real property owned or operated by the Borrower or any Subsidiary or Controlled Partnership of any hazardous waste material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any environmental laws), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary or Controlled Partnerships, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The agreements in this Section 11.12 shall survive the Bridge Termination Date.

     34.13. Agreement Controls. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any term of this Agreement, the terms and provisions of this Agreement shall control.

     34.14. Integration. This Agreement and the other Loan Documents represent the final agreement between the parties as to the subject matter hereof or thereof and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no oral agreements between the parties.

     34.15. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Agent and all Lenders. The Agent and the Lenders may assign or transfer their interest hereunder but only as provided herein.

     34.16. Severability. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

     34.17. Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged under any of the Notes, including all charges or fees in connection therewith deemed in the nature of interest under North Carolina law, shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Agent an amount equal to the difference between the amount of the interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be canceled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower. As used in this paragraph, the term "Highest

Lawful Rate" means, as to any Lender, the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.



                                            HEALTHSOUTH CORPORATION

WITNESS:

  /s/  WILLIAM W. HORTON                    By:     /s/  MICHAEL D. MARTIN
-------------------------                       --------------------------------
  /s/  STACEY S. FLEENOR                    Name:   /s/  Michael D. Martin
------------------------                        --------------------------------
                                                     Executive Vice President
                                            Title:   and Chief Financial Officer

                                           NATIONSBANK N.A.,
                                           as Agent for the Lenders

                                           By:      /s/  SCOTT S. WARD
                                             --------------------------------
                                           Name:    Scott S. Ward
                                               ------------------------------
                                           Title:   Senior Vice President
                                                 ---------------------------



COMMITMENT:                               NATIONSBANK, N.A.
$350,000,000

                                           By:      /s/  SCOTT S. WARD
                                             --------------------------------
                                           Name:    Scott S. Ward
                                               ------------------------------
                                           Title:   Senior Vice President
                                                 ----------------------------


                                            Lending Office:
                                              100 South Tryon Street
                                              Charlotte, North Carolina 28255

                                            Wire Transfer Instructions:
                                              NationsBank, N.A.
                                              Charlotte, North Carolina
                                              ABA #053000196
                                              Reference: HEALTHSOUTH Corporation
                                              Attention: Agency Services

COMMITMENT:                                SCOTIABANC INC.
$100,000,000

                                           By:      /s/  DANA MALONEY
                                              --------------------------
                                           Name:    Dana Maloney
                                              --------------------------
                                           Title:   Relationship Manager

                                             Lending Office:
                                               600 Peachtree Street, N.E.
                                               Suite 2700
                                               Atlanta, Georgia 30308

                                             Wire Transfer Instructions:
                                               The Bank of Nova Scotia
                                               New York Agency, for further
                                                    credit to BNS-Atlanta Agency
                                               New York, New York
                                               ABA #026002532
                                               Account #0606634
                                               Attention: Houston-Atlanta Team
                                               Reference: HEALTHSOUTH

COMMITMENT:                                FIRST UNION NATIONAL BANK
$100,000,000

                                           By:      /s/  THOMAS L. JAMES
                                             ------------------------------
                                           Name:    Thomas L. James
                                               ----------------------------
                                           Title:   Senior Vice President

                                             Lending Office:
                                               One First Union Plaza
                                               Charlotte, North Carolina 28288

                                             Wire Transfer Instructions:
                                               First Union National Bank
                                               Charlotte, North Carolina
                                               ABA #053000219
                                               Account #465906 0001802
                                               Reference: HEALTHSOUTH
                                               Attention: Sue Patterson

COMMITMENT:                                 WACHOVIA BANK OF GEORGIA, N.A.
$100,000,000

                                            By:      /s/  JOHN C. CANTY
                                              ----------------------------
                                            Name:    John C. Canty
                                               ---------------------------
                                            Title:   Banking Officer

                                              Lending Office:
                                                191 Peachtree Street, N.E.
                                                Atlanta, Georgia  30303

                                              Wire Transfer Instructions:
                                                Wachovia Bank of Georgia
                                                Atlanta, Georgia
                                                ABA #061000010
                                                Account #18-800-621
                                                Attention: Becky Creel

COMMITMENT:                  BANK OF TOKYO-MITSUBISHI TRUST COMPANY
$100,000,000

                             By:      /s/  DOUGLAS J. WEIR
                               -------------------------------
                             Name:    Douglas J. Weir
                                 -----------------------------
                             Title:   Vice President

                               Lending Office:
                                 1251 Avenue of the Americas
                                 New York, New York 10029-1104

                               Wire Transfer Instructions:
                                 The Bank of Tokyo-Mitsubishi, Ltd., NY, NY
                                 Further Credit: Bank of Tokyo-Mitsubishi, Ltd. ABA #0260-0963
                                 Reference: HEALTHSOUTH Corporation
                                 Attention:

COMMITMENT:                        DEUTSCHE BANK AG, NEW YORK AND/OR
$100,000,000                                CAYMAN ISLANDS BRANCHES

                                            By:      /s/  ANDREAS DIRNAGI
                                               ------------------------------
                                            Name:    Andreas Dirnagi
                                                -----------------------------
                                            Title:   Vice President

                                            By:      /s/  SUSAN L. PEARSON
                                               ------------------------------
                                            Name:    Susan L. Pearson
                                               -------------------------------
                                            Title:   Vice President

                                              Lending Office:
                                                31 W. 52nd Street
                                                New York, New York  10019

                                              Wire Transfer Instructions:
                                                Deutsche Bank AG
                                                New York, New York  10019
                                                ABA #026003780
                                                Reference: HEALTHSOUTH
                                                Account #0479733

COMMITMENT:                THE INDUSTRIAL BANK OF JAPAN, LIMITED,
$100,000,000                    ATLANTA AGENCY

                                By:      /s/  KAZUO JIDA
                                  ----------------------------
                                Name:    Kazuo Jida
                                    --------------------------
                                Title:   General Manager

                                  Lending Office:
                                    Atlanta Agency
                                    One Ninety One Peachtree Tower, Suite 3600
                                    191 Peachtree Street, N.E.
                                    Atlanta, Georgia 30303-1757
                                    Attention: James Masters

                                  Wire Transfer Instructions:
                                    Industrial    Bank   of
                                    Japan,   Limited,   New
                                    York     Branch     ABA
                                    #026008345    For   the
                                    account of:

                                         IBJ Atlanta Agency

                                         A/C 2601-21014

                                         Reference: HEALTHSOUTH Corporation

COMMITMENT:                                 PNC BANK, KENTUCKY, INC.
$100,000,000

                                            By:      /s/  BENJAMIN A. WILLINGHAM
                                               ---------------------------------
                                            Name:    Benjamin A. Willingham
                                               ---------------------------------
                                            Title:   Vice President

                                              Lending Office:
                                                500 West Jefferson Street
                                                Louisville, Kentucky 40202

                                              Wire Transfer Instructions:
                                                PNC Bank, Kentucky, Inc.
                                                Louisville, Kentucky
                                                ABA #083-000-108
                                                Account #3000990597
                                                Reference: HEALTHSOUTH
                                                Attention: Margie Pate

COMMITMENT:                               MELLON BANK, N.A.
$100,000,000

                                          By:      /s/  MARSHA WICKER
                                            ---------------------------------
                                          Name:    Marsha Wicker
                                             --------------------------------
                                          Title:   Vice President

                                            Lending Office:
                                              2 Mellon Bank Center
                                              Room 152-0270
                                              Pittsburgh, Pennsylvania 15259

                                            Wire Transfer Instructions:
                                              Mellon Bank, N.A.
                                              Pittsburgh, Pennsylvania 15259
                                              ABA #0430-0026-1
                                              Account #990873800
                                              Attention: Christine Bissell
                                              Reference: HEALTHSOUTH Corp.

COMMITMENT:                              BANKERS TRUST COMPANY
$100,000,000

                                         By:      /s/  MARY JO JOLLY
                                           --------------------------------
                                         Name:    Mary Jo Jolly
                                             ------------------------------
                                         Title:   Assistant Vice President

                                           Lending Office:
                                             1 Bankers Trust Plaza
                                             130 Liberty Street
                                             New York, New York  10006

                                           Wire Transfer Instructions:
                                             Bankers Trust Company
                                             New York, New York  10006
                                             ABA #021-001-033
                                             Reference: HEALTHSOUTH
                                             Attention: Commercial Loan Division